Exhibit 99.2

EQUITABLE HOLDINGS, INC.
Consolidated Balance Sheets
June 30, 2026 (Unaudited) and December 31, 2025

	June 30, 2026	December 31, 2025
	(in millions, except share data)
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost of $86,013 and $82,106) (allowance for credit losses of $7 and $0)	$80,191	$77,162
Fixed maturities, at fair value using the fair value option (1)	2,948	2,943
Mortgage loans on real estate (net of allowance for credit losses of $322 and $313) (1)	24,795	22,668
Mortgage loans, at fair value using the fair value option	71	50
Policy loans	1,846	1,862
Other equity investments (1)	3,635	3,779
Trading securities, at fair value	1,749	1,572
Other invested assets (1)	10,616	10,968
Total investments	125,851	121,004
Cash and cash equivalents (1)	17,183	12,462
Cash and securities segregated, at fair value	229	499
Broker-dealer related receivables	2,291	2,162
Deferred policy acquisition costs	7,638	7,523
Goodwill and other intangible assets, net	5,335	5,309
Amounts due from reinsurers (allowance for credit losses of $7 and $7)	20,744	20,127
Current and deferred income taxes	2,986	2,577
Purchased market risk benefits	4,710	5,260
Other assets (1)	3,744	3,771
Assets for market risk benefits	940	752
Separate Accounts assets	143,006	136,544
Total Assets	$334,657	$317,990
LIABILITIES
Policyholders’ account balances	$146,445	$133,433
Liability for market risk benefits	8,816	10,153
Future policy benefits and other policyholders’ liabilities	17,372	17,660
Broker-dealer related payables	798	1,370
Customer related payables	2,051	1,937
Amounts due to reinsurers	1,155	1,542
Short-term debt	—	25
Long-term debt	3,839	3,835
Notes issued by consolidated variable interest entities, at fair value using the fair value option (1)	3,128	2,702
Other liabilities (1)	6,824	7,001
Separate Accounts liabilities	143,006	136,544
Total Liabilities	$333,434	$316,202
Redeemable noncontrolling interest (1) (2)	$365	$322
Commitments and contingent liabilities (3)
EQUITY
Equity attributable to Holdings:
Preferred stock and additional paid-in capital, $1 par value and $25,000 liquidation preference	$1,068	$1,068
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 466,227,784 and 468,341,734 shares issued, respectively; 273,083,312 and 283,358,187 shares outstanding, respectively	5	5
Additional paid-in capital	1,939	1,932
Treasury stock, at cost, 193,144,472 and 184,983,547 shares, respectively	(5,559)	(5,165)
Retained earnings	8,227	8,366
Accumulated other comprehensive income (loss)	(6,465)	(6,280)
Total equity attributable to Holdings	(785)	(74)
Noncontrolling interest	1,643	1,540
Total Equity	858	1,466
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$334,657	$317,990
______________
(1)    See Note 2 of the Notes to these Consolidated Financial Statements for details of balances with VIEs.
(2)    See Note 14 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.
(3)    See Note 15 of the Notes to these Consolidated Financial Statements for details of commitments and contingent liabilities.
See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Income (Loss)
Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
REVENUES
Policy charges and fee income	$426	$626	$855	$1,262
Premiums	268	260	508	564
Net derivative gains (losses)	(2,055)	(1,374)	(1,475)	(575)
Net investment income (loss)	1,397	1,355	2,681	2,603
Investment gains (losses), net:
Credit and intent to sell losses on available-for-sale debt securities and loans	(44)	(54)	(37)	(54)
Other investment gains (losses), net	(21)	(17)	(57)	(31)
Total investment gains (losses), net	(65)	(71)	(94)	(85)
Investment management and service fees	1,328	1,272	2,655	2,557
Other income	359	294	758	612
Total revenues	1,658	2,362	5,888	6,938

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	435	787	820	1,546
Remeasurement of liability for future policy benefits	(15)	(13)	(6)	(15)
Change in market risk benefits and purchased market risk benefits	(1,001)	(606)	(676)	66
Interest credited to policyholders’ account balances	834	796	1,604	1,474
Compensation and benefits	642	592	1,267	1,193
Commissions and distribution-related payments	562	488	1,118	989
Interest expense	56	61	118	116
Amortization of deferred policy acquisition costs	214	193	423	381
Other operating costs and expenses	424	427	826	1,377
Total benefits and other deductions	2,151	2,725	5,494	7,127
Income (loss) from continuing operations, before income taxes	(493)	(363)	394	(189)
Income tax (expense) benefit	140	80	(16)	56
Net income (loss)	(353)	(283)	378	(133)
Less: Net income (loss) attributable to the noncontrolling interest (1)	100	66	210	153
Net income (loss) attributable to Holdings	(453)	(349)	168	(286)
Less: Preferred stock dividends	13	18	27	32
Net income (loss) available to Holdings’ common shareholders	$(466)	$(367)	$141	$(318)

EARNINGS PER COMMON SHARE
Net income (loss) applicable to Holdings’ common shareholders per common share:
Basic	$(1.68)	$(1.21)	$0.50	$(1.04)
Diluted	$(1.68)	$(1.21)	$0.50	$(1.04)
Weighted average common shares outstanding (in millions):
Basic	278.3	303.2	279.8	305.5
Diluted	278.3	303.2	281.6	305.5
______________
(1)    Includes redeemable noncontrolling interest. See Note 14 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Comprehensive Income (Loss)
Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(353)	$(283)	$378	$(133)
Other comprehensive income (loss) net of income taxes:
Change in unrealized gains (losses), net of reclassification adjustment	(6)	309	(641)	918
Change in market risk benefits - instrument-specific credit risk	(170)	(170)	351	414
Change in liability for future policy benefits - current discount rate	(1)	(29)	59	(92)
Change in defined benefit plan related items not yet recognized in periodic benefit cost, net of reclassification adjustment	11	9	49	26
Foreign currency translation adjustment	1	26	(5)	37
Total other comprehensive income (loss), net of income taxes	(165)	145	(187)	1,303
Comprehensive income (loss)	(518)	(138)	191	1,170
Less: Comprehensive income (loss) attributable to the noncontrolling interest	100	76	208	176
Comprehensive income (loss) attributable to Holdings	$(618)	$(214)	$(17)	$994

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Equity
For the Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Three Months Ended June 30,
	Equity Attributable to Holdings
	Preferred Stock and Additional Paid-In Capital	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Holdings Equity	Non-controlling Interest	Total Equity
		(in millions)
Balance, beginning of period	$1,068	$5	$1,915	$(5,190)	$8,775	$(6,300)	$273	$1,587	$1,860
Stock compensation	—	—	25	2	—	—	27	14	41
Purchase of treasury stock	—	—	1	(367)	—	—	(366)	—	(366)
Reissuance of treasury stock	—	—	—	—	1	—	1	—	1
Retirement of common stock	—	—	—	—	—	—	—	—	—
Purchase of AB Holding units	—	—	—	—	—	—	—	(21)	(21)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(86)	(86)
Dividends on common stock (cash dividends declared per common share of $0.30)	—	—	—	—	(83)	—	(83)	—	(83)
Dividends on preferred stock	—	—	—	—	(13)	—	(13)	—	(13)
Net income (loss)	—	—	—	—	(453)	—	(453)	82	(371)
Other comprehensive income (loss)	—	—	—	—	—	(165)	(165)	—	(165)
Other	—	—	(2)	(4)	—	—	(6)	67	61
June 30, 2026	$1,068	$5	$1,939	$(5,559)	$8,227	$(6,465)	$(785)	$1,643	$858

Balance, beginning of period	$1,507	$5	$2,305	$(4,296)	$10,447	$(7,567)	$2,401	$1,804	$4,205
Stock compensation	—	—	19	1	—	—	20	3	23
Purchase of treasury stock	—	—	15	(250)	—	—	(235)	—	(235)
Reissuance of treasury stock	—	—	—	—	1	—	1	—	1
Retirement of common stock	—	—	—	122	(122)	—	—	—	—
Purchase of AB Holding units	—	—	(443)	—	—	—	(443)	(329)	(772)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(99)	(99)
Dividends on common stock (cash dividends declared per common share of $0.27)	—	—	—	—	(82)	—	(82)		(82)
Dividends on preferred stock	—	—	—	—	(18)	—	(18)	—	(18)
Net income (loss)	—	—	—	—	(349)	—	(349)	68	(281)
Redemption of preferred stock	(279)	—	—	—	—	—	(279)	—	(279)
Other comprehensive income (loss)	—	—	—	—	—	135	135	10	145
Other	—	—	5	—	(7)	—	(2)	(1)	(3)
June 30, 2025	$1,228	$5	$1,901	$(4,423)	$9,870	$(7,432)	$1,149	$1,456	$2,605

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Equity
Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Six Months Ended June 30,
	Equity Attributable to Holdings
	Preferred Stock and Additional Paid-In Capital	Common Stock	Additional Paid-in Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Holdings Equity	Non-controlling Interest	Total Equity
	(in millions)
Balance, beginning of period	$1,068	$5	$1,932	$(5,165)	$8,366	$(6,280)	$(74)	$1,540	$1,466
Stock compensation	—	—	36	25	—	—	61	23	84
Purchase of treasury stock	—	—	1	(514)	—	—	(513)	—	(513)
Reissuance of treasury stock	—	—	—	—	(21)	—	(21)	—	(21)
Retirement of common stock	—	—	—	100	(100)	—	—	—	—
Purchase of AB Holding units	—	—	—	—	—	—	—	(28)	(28)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(185)	(185)
Dividends on common stock (cash dividends declared per common share of $0.57)	—	—	—	—	(159)	—	(159)	—	(159)
Dividends on preferred stock	—	—	—	—	(27)	—	(27)	—	(27)
Net income (loss)	—	—	—	—	168	—	168	176	344
Other comprehensive income (loss)	—	—	—	—	—	(185)	(185)	(2)	(187)
Other	—	—	(30)	(5)	—	—	(35)	119	84
June 30, 2026	$1,068	$5	$1,939	$(5,559)	$8,227	$(6,465)	$(785)	$1,643	$858

Balance, beginning of period	$1,507	$5	$2,336	$(4,198)	$10,627	$(8,712)	$1,565	$1,858	$3,423
Stock compensation	—	—	37	25	—	—	62	11	73
Purchase of treasury stock	—	—	10	(507)	—	—	(497)	—	(497)
Reissuance of treasury stock	—	—	—	—	(19)	—	(19)	—	(19)
Retirement of common stock	—	—	—	257	(257)	—	—	—	—
Purchase of AB Holding units	—	—	(443)	—	—	—	(443)	(359)	(802)
Dividends paid to noncontrolling interest	—	—	—	—	—	—	—	(229)	(229)
Dividends on common stock (cash dividends declared per common share of $0.51)	—	—	—	—	(156)	—	(156)	—	(156)
Dividends on preferred stock	—	—	—	—	(32)	—	(32)	—	(32)
Redemption of preferred stock	(279)	—	—	—	—	—	(279)	—	(279)
Net income (loss)	—	—	—	—	(286)	—	(286)	152	(134)
Other comprehensive income (loss)	—	—	—	—	—	1,280	1,280	23	1,303
Other	—	—	(39)	—	(7)	—	(46)	—	(46)
June 30, 2025	$1,228	$5	$1,901	$(4,423)	$9,870	$(7,432)	$1,149	$1,456	$2,605

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in millions)
Cash flows from operating activities:
Net income (loss)	$378	$(133)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	1,604	1,474
Policy charges and fee income	(855)	(1,262)
Net derivative (gains) losses	1,475	575
Credit and intent to sell losses on available-for-sale debt securities and loans	37	54
Investment (gains) losses, net	57	31
Realized and unrealized (gains) losses on trading securities	(15)	(39)
Loss on novation	13	499
AB Retirement plan losses	—	21
Non-cash long term incentive compensation expense	60	48
Amortization and depreciation	463	433
Remeasurement of liability for future policy benefits	(6)	(15)
Change in market risk benefits	(676)	66
Equity (income) loss from limited partnerships	(40)	(87)
Changes in:
Net broker-dealer and customer related receivables/payables	(90)	(26)
Reinsurance recoverable and related balances, net	(966)	(562)
Segregated cash and securities, net	271	17
Capitalization of deferred policy acquisition costs	(596)	(574)
Future policy benefits	(215)	201
Current and deferred income taxes	(372)	(129)
Other, net	615	(93)
Net cash provided by (used in) operating activities	$1,142	$499

Cash flows from investing activities:
Proceeds from the sale/maturity/pre-payment of:
Fixed maturities, available-for-sale	$6,955	$9,368
Fixed maturities, at fair value using the fair value option	331	299
Mortgage loans on real estate	1,323	664
Trading account securities	297	269
Short term investments	11	132
Other	300	283
Payment for the purchase/origination of:
Fixed maturities, available-for-sale	(10,862)	(11,576)
Fixed maturities, at fair value using the fair value option	(363)	(709)
Mortgage loans on real estate	(3,451)	(2,103)
Mortgage loans, at fair value using the fair value option	(25)	—
Trading account securities	(451)	(395)
Short term investments	(20)	(99)
Other	(378)	(83)
Cash settlements related to derivative instruments, net	1,324	571
Investment in capitalized software, leasehold improvements and EDP equipment	(19)	(17)
Other, net	(89)	(321)
Net cash provided by (used in) investing activities	$(5,117)	$(3,717)

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2026 and 2025 (Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in millions)
Cash flows from financing activities:
Policyholders’ account balances:
Deposits	$12,842	$14,931
Withdrawals	(6,896)	(4,637)
Transfers (to) from Separate Accounts	968	932
Payments of market risk benefits	(329)	(366)
Repayment of short-term financings	(25)	—
Change in collateralized pledged assets	(177)	17
Change in collateralized pledged liabilities	2,907	1,298
Issuance of long-term debt	—	495
Proceeds from collateralized loan obligations	33	46
Repayment of collateralized loan obligations	(7)	(38)
Proceeds from notes issued by consolidated VIEs	802	1,203
Repayment of notes issued by consolidated VIEs	(367)	(839)
Dividends paid on common stock	(159)	(156)
Dividends paid on preferred stock	(27)	(32)
Redemption of preferred stock	—	(279)
Purchase of AllianceBernstein Units	—	(758)
Purchase of AB Holding Units to fund long-term incentive compensation plan awards, net	(28)	(44)
Purchase of treasury shares	(513)	(497)
Purchases (redemptions) of noncontrolling interests of consolidated company-sponsored investment funds	35	173
Distribution to noncontrolling interest of consolidated subsidiaries	(185)	(229)
Change in securities lending	(208)	(33)
Other, net	35	(17)
Net cash provided by (used in) financing activities	$8,701	$11,170

Effect of exchange rate changes on cash and cash equivalents	$(5)	$41
Change in cash and cash equivalents	4,721	7,993
Cash and cash equivalents, beginning of period	12,462	6,964
Change in cash of businesses held-for-sale	—	—
Cash and cash equivalents, end of period	$17,183	$14,957

Non-cash transactions from investing and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$24	$24

See Notes to Consolidated Financial Statements (Unaudited).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited)

1)    ORGANIZATION
Equitable Holdings, Inc. is the holding company for a diversified financial services organization. The Company conducts operations in three segments: Retirement, Asset Management and Wealth Management, and management evaluates the performance of each of these segments independently. See Note 16 of the Notes to these Consolidated Financial Statements for further information on the change to the reportable segments, which was made in the third quarter of 2025 and retrospectively applied.
•The Retirement segment is a leading provider of retirement solutions to individual and institutional clients. Our primary offerings include individual and group annuities, retirement savings plans, and institutional savings products, which we distribute through both proprietary and third-party distribution. Results for our spread lending business are also primarily reported within the Retirement segment.
•The Asset Management segment provides diversified investment management and related services globally to a broad range of clients through three main client channels-Institutional, Retail and Private Wealth. The Asset Management segment reflects the business of AB Holding and ABLP and their subsidiaries (collectively, AB).
•The Wealth Management segment is an emerging leader in the wealth management space with a differentiated advice value proposition that offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, life insurance, and annuity products.
The Company reports certain activities and items that are not included in our segments in Corporate and Other. Corporate and Other includes the closed block of life insurance (the “Closed Block”), results for certain run-off blocks of business, and certain strategic investments and unallocated items, including interest and corporate expenses. In addition, beginning with the third quarter of 2025, results for the Individual Life and Employee Benefits businesses are reported in Corporate and Other. AB’s results of operations are reflected in the Asset Management segment. Accordingly, Corporate and Other does not include any items applicable to AB.
As of June 30, 2026 and December 31, 2025, the Company’s economic interest in AB was approximately 68% and 68%, respectively. The General Partner of AB is a wholly owned subsidiary of the Company. Because the General Partner has the authority to manage and control the business of AB, AB is consolidated in the Company’s financial statements for all periods presented.
Corebridge Merger
On March 26, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Holdings, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“Corebridge HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Corebridge HoldCo (“Equitable Merger Sub”), and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Corebridge HoldCo (“Corebridge Merger Sub”).
Holdings and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of Corebridge HoldCo (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Holdings, with Holdings surviving such merger as a wholly-owned subsidiary of Corebridge HoldCo (the “Equitable Merger” and, together with the Corebridge Merger, the “Proposed Transaction”), and (c) as of the closing of the Proposed Transaction (the “Closing”), changing the name of Corebridge HoldCo to “Equitable Holdings, Inc.”
On July 30, 2026, stockholders of both Holdings and Corebridge voted to approve all stockholder proposals necessary to complete the Proposed Transaction at their respective special stockholder meetings. The Proposed Transaction is expected to close by the end of 2026, subject to customary closing conditions, including the receipt of required regulatory approvals.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
RGA Reinsurance Transaction
On July 31, 2025, Equitable Financial, as well as Equitable America and Equitable Financial L&A (each a “Ceding Company” and, together, the “Ceding Companies”), completed the master transaction agreement with RGA entered into on February 23, 2025, pursuant to which and subject to the terms and conditions set forth in such agreement, RGA entered into reinsurance agreements, as reinsurer, with each such Ceding Company, to effect the RGA Reinsurance Transaction (the “RGA Reinsurance Transaction”).
At the closing of the transaction, (i) each of Equitable Financial and Equitable America entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) Equitable Financial L&A entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each Ceding Company ceded to RGA a 75% quota share of such Ceding Company’s in-force individual life insurance block and Closed Block. At the closing of the transaction, assets supporting the General Account liabilities relating to the reinsured contracts were deposited into a trust account for the benefit of Equitable Financial and a trust account for the benefit of Equitable America and Equitable Financial L&A, which assets will secure RGA’s obligations to each Ceding Company under the applicable reinsurance agreement. Equitable Financial and Equitable America reinsured the applicable Separate Accounts relating to the applicable reinsured contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The reinsurance agreements also contain additional counterparty risk management and mitigation provisions. Each Ceding Company will continue to administer the applicable reinsured contracts.
As part of the transaction, on June 16, 2025, ABLP entered into an investment advisory agreement with RGA, pursuant to which AB will manage certain assets to be specified representing approximately 70% of assets supporting the reserves associated with the ceded policies under the reinsurance agreements.
As consideration for the RGA Reinsurance Transaction, the Ceding Companies transferred assets of $11.6 billion, including primarily available-for-sale securities, cash and policy loans as the consideration for the reinsurance transaction. The transfer of assets resulted in a loss of $1.1 billion to the Company, recorded in Investment gains (losses), net. In addition, the Company recorded $12.3 billion of direct insurance liabilities ceded under the reinsurance contract included in amounts due from reinsurers (includes $334 million of ceded reserves related to the non-insulated (“NI”) modco offset by NI modco payable) and $593 million of deferred gain on cost of reinsurance included within other liabilities. We recorded a $154 million residual liability representing the difference between Closed Block Assets and Liabilities for the amount owed to RGA. Additionally, Equitable Financial and Equitable America ceded a total of $14.1 billion of Separate Account liabilities under the modified coinsurance portion of the respective reinsurance agreements.
Novation
Effective January 17, 2025, Equitable Financial novated certain legacy variable annuity policies sold between 2006-2008, comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees reinsured by Venerable under the combined co-insurance and modified coinsurance basis agreement executed on June 1, 2021.
As a result of the novation of certain Legacy VA policies completed during the first quarter of 2025, the Company recorded a loss of $499 million in pre-tax net income and an increase of $263 million in pre-tax AOCI, for a total impact loss of $236 million. The negative net income impact is mostly driven by the reduction of the purchased MRB asset of $2.0 billion and the reduction of Liability for MRBs of $1.6 billion, offset by a decrease in reinsurance deposit liability of $183 million. Purchased MRB asset reduction is larger than the direct MRB liability reduction since the Venerable reinsurance assets sit in a collateralized trust and thus materially reduce the non-performance risk. Deposit account liability decreases as novation leads to faster amortization of the liability. The novation impact from the base contracts and the contracts in payout status is less material, as the increase in policyholders’ account balance of $33 million and decrease in liability for future policyholders’ benefits of $458 million are largely offset by a decrease in Amounts due from reinsurers of $432 million.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
AB Tender Offer and Unit Exchange
On February 24, 2025, Holdings commenced a cash tender offer (the “AB Tender Offer”) to purchase up to 46 million AB Holding Units at a price of $38.50 per unit, less any applicable tax withholding, for an aggregate purchase price of $1.8 billion. On April 3, 2025, Holdings purchased 19.7 million AB Holding Units pursuant to the AB Tender Offer for an aggregate cost of $758 million. The AB Holding Units accepted for purchase represented approximately 17.9% of the outstanding units at the time of purchase. On July 10, 2025, AB and Holdings entered into an Amended and Restated Master Exchange Agreement to increase the AB Units that remain available for exchange from 4.8 million AB Units to 19.7 million AB Units, and Holdings exchanged 19.7 million AB Holding Units for an equal number of limited partnership interests in ABLP. The exchange had no effect on Holdings’ economic interest in AB.
2)     SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The unaudited interim consolidated financial statements (the “consolidated financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”) on a basis consistent with reporting interim financial information in accordance with instructions to the Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”).
In the opinion of management, all adjustments necessary for a fair statement of the financial position and results of operations have been made. All such adjustments are of a normal, recurring nature. Interim results are not necessarily indicative of the results that may be expected for the full year. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025.
The accompanying unaudited consolidated financial statements present the consolidated results of operations, financial condition, and cash flows of the Company and its subsidiaries and those investment companies, partnerships and joint ventures in which the Company has control and a majority economic interest as well as those variable interest entities (“VIEs”) that meet the requirements for consolidation.
All significant intercompany transactions and balances have been eliminated in consolidation. The terms “second quarter 2026” and “second quarter 2025” refer to the three months ended June 30, 2026 and 2025, respectively. The terms “first six months of 2026” and “first six months of 2025” refer to the six months ended June 30, 2026 and 2025, respectively.
Future Adoption of New Accounting Pronouncements

Description	Effective Date and Method of Adoption	Effect on the Financial Statement or Other Significant Matters
ASU 2024-03: Accounting Standards Update No. 2024-03-Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)
This ASU requires a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities.
The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the notes to the financial statements.

	The ASU will be effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Entities are required to apply the ASU on a prospective basis.	The Company is currently assessing the impact to the consolidated financial statements of this ASU.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Accounting and Consolidation of VIEs
For all new investment products and entities developed by the Company, the Company first determines whether the entity is a VIE, which involves determining an entity’s variability and variable interests, identifying the holders of the equity investment at risk and assessing the five characteristics of a VIE. Once an entity is determined to be a VIE, the Company then determines whether it is the primary beneficiary of the VIE based on its beneficial interests. If the Company is deemed to be the primary beneficiary of the VIE, the Company consolidates the entity.
Quarterly, management of the Company reviews its investment management agreements and its investments in, and other financial arrangements with, certain entities that hold client AUM to determine the entities the Company is required to consolidate under this guidance. These entities include certain mutual fund products, hedge funds, structured products, group trusts, collective investment trusts, and limited partnerships.
The analysis performed to identify variable interests held, determine whether entities are VIEs or VOEs, and evaluate whether the Company has a controlling financial interest in such entities requires the exercise of judgment and is updated on a continuous basis as circumstances change or new entities are developed. The primary beneficiary evaluation generally is performed qualitatively based on all facts and circumstances, including consideration of economic interests in the VIE held directly and indirectly through related parties and entities under common control, as well as quantitatively, as appropriate.
Consolidated VIEs
Consolidated CLOs
The Company is the investment manager of certain asset-backed investment vehicles, commonly referred to as CLOs, and certain other vehicles for which the Company earns fee income for investment management services. The Company may sell or syndicate investments through these vehicles, principally as part of the strategic investing activity as part of its investment management businesses. Additionally, the Company may invest in securities issued by these vehicles which are eliminated in consolidation of the CLOs.
As of June 30, 2026 and December 31, 2025, respectively, Equitable Financial holds $138 million and $98 million of equity interests in the CLOs. The Company consolidated the CLOs as of June 30, 2026 and December 31, 2025, as it is the primary beneficiary due to the combination of both its equity interest held by Equitable Financial and the majority ownership of AB, which functions as the CLO’s loan manager. The assets of the CLOs are legally isolated from the Company’s creditors and can only be used to settle obligations of the CLOs. The liabilities of the CLOs are non-recourse to the Company and the Company has no obligation to satisfy the liabilities of the CLOs. The Company consolidated the SPE as of June 30, 2026, as it is the primary beneficiary due to the combination of both its equity interest held by Equitable Financial and the majority ownership of AB, which functions as the SPE loan manager.
Resulting from this consolidation in the Company’s consolidated balance sheets are fixed maturities, at fair value using the fair value option with total assets of $2.9 billion and $2.9 billion and total liabilities of $2.8 billion and $2.5 billion at June 30, 2026 and December 31, 2025, respectively. The unpaid outstanding principal balance of the notes and short-term borrowing is $2.8 billion and $2.3 billion at June 30, 2026 and December 31, 2025.
Consolidated Limited Partnerships and LLCs
As of June 30, 2026 and December 31, 2025, the Company consolidated limited partnerships and LLCs for which it was identified as the primary beneficiary under the VIE model. Included in other invested assets, mortgage loans on real estate, other equity investments, trading securities, cash and other liabilities in the Company’s consolidated balance sheets at June 30, 2026 and December 31, 2025, are total net assets of $5.3 billion and $3.1 billion, respectively, related to these VIEs.
Consolidated AB-Sponsored Investment Funds
Included in the Company’s consolidated balance sheets as of June 30, 2026 and December 31, 2025, are assets of $440 million and $346 million, liabilities of $28 million and $25 million, and redeemable noncontrolling interests of $221 million and $169 million, respectively, associated with the consolidation of AB-sponsored investment funds under the VIE model. Also included in the Company’s consolidated balance sheets as of June 30, 2026 and December 31, 2025, are assets of $27 million and $27 million, liabilities of $0 million and $0 million, and redeemable noncontrolling interests of $10 million and $10 million, respectively, from consolidation of AB-sponsored investment funds under the VOE model.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Non-Consolidated VIEs
As of June 30, 2026 and December 31, 2025, respectively, the Company held approximately $3.1 billion and $3.2 billion of investment assets in the form of equity interests issued by non-corporate legal entities determined under the guidance to be VIEs, such as limited partnerships and limited liability companies, including CLOs, hedge funds, private equity funds and real estate-related funds. The Company continues to reflect these equity interests in the consolidated balance sheets as other equity investments and applies the equity method of accounting for these positions. The net assets of these non-consolidated VIEs are approximately $291.5 billion and $385.8 billion as of June 30, 2026 and December 31, 2025, respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is the carrying value of its investment of $3.1 billion and $3.2 billion and approximately $880 million and $1.0 billion of unfunded commitments as of June 30, 2026 and December 31, 2025, respectively. The Company has no further economic interest in these VIEs in the form of guarantees, derivatives, credit enhancements or similar instruments and obligations.
Non-Consolidated AB-Sponsored Investment Products
As of June 30, 2026 and December 31, 2025, the net assets of investment products sponsored by AB that are non-consolidated VIEs are approximately $79.0 billion and $51.3 billion, respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is its investment of $51 million and $40 million as of June 30, 2026 and December 31, 2025, respectively. The Company has no further commitments to or economic interest in these VIEs.
3)    INVESTMENTS
Fixed Maturities AFS
The components of fair value and amortized cost for fixed maturities classified as AFS on the consolidated balance sheets excludes accrued interest receivable because the Company elected to present accrued interest receivable within other assets. Accrued interest receivable on AFS fixed maturities as of June 30, 2026 and December 31, 2025, was $693 million and $669 million, respectively. There was no accrued interest written off for AFS fixed maturities for the three and six months ended June 30, 2026 and 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following tables provide information relating to the Company’s fixed maturities classified as AFS:
AFS Fixed Maturities by Classification

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
June 30, 2026
Fixed Maturities:
Corporate (1)	$50,445	$7	$345	$4,279	$46,504
U.S. Treasury, government and agency	5,308	—	1	1,373	3,936
States and political subdivisions	374	—	1	70	305
Foreign governments	510	—	1	75	436
Residential mortgage-backed (2)	7,782	—	49	127	7,704
Asset-backed (3)	16,751	—	57	95	16,713
Commercial mortgage-backed	4,789	—	11	264	4,536
Redeemable preferred stock	54	—	3	—	57
Total at June 30, 2026	$86,013	$7	$468	$6,283	$80,191

December 31, 2025:
Fixed Maturities:
Corporate (1)	$48,193	$—	$658	$4,010	$44,841
U.S. Treasury, government and agency	5,040	—	1	1,304	3,737
States and political subdivisions	378	—	3	71	310
Foreign governments	556	—	3	77	482
Residential mortgage-backed (2)	7,093	—	85	92	7,086
Asset-backed (3)	15,978	—	126	46	16,058
Commercial mortgage-backed	4,814	—	26	250	4,590
Redeemable preferred stock	54	—	4	—	58
Total at December 31, 2025	$82,106	$—	$906	$5,850	$77,162
______________
(1)Corporate fixed maturities include both public and private issues.
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

The contractual maturities of AFS fixed maturities as of June 30, 2026 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or pre-payment penalties.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Contractual Maturities of AFS Fixed Maturities

	Amortized Cost (Less Allowance for Credit Losses)	Fair Value
	(in millions)
June 30, 2026
Contractual maturities:
Due in one year or less	$2,426	$2,408
Due in years two through five	17,823	17,507
Due in years six through ten	16,878	16,472
Due after ten years	19,503	14,794
Subtotal	56,630	51,181
Residential mortgage-backed	7,782	7,704
Asset-backed	16,751	16,713
Commercial mortgage-backed	4,789	4,536
Redeemable preferred stock	54	57
Total at June 30, 2026	$86,006	$80,191
The following table shows proceeds from sales, gross gains (losses) from sales and allowance for credit losses for AFS fixed maturities:
Proceeds from Sales, Gross Gains (Losses) from Sales and Allowance for Credit and Intent to Sell Losses for AFS Fixed Maturities

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Proceeds from sales	$1,222	$2,961	$1,377	$4,263
Gross gains on sales	$3	$7	$5	$9
Gross losses on sales	$(23)	$(30)	$(26)	$(33)

Net (increase) decrease in Allowance for Credit and Intent to Sell losses	$(4)	$(13)	$(16)	$(19)

The following table sets forth the amount of credit loss impairments on AFS fixed maturities held by the Company at the dates indicated and the corresponding changes in such amounts:
AFS Fixed Maturities - Credit and Intent to Sell Loss Impairments

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Balance, beginning of period	$71	$53	$54	$47
Previously recognized impairments on securities that matured, paid, prepaid or sold	(10)	(5)	(11)	(5)
Recognized impairments on securities impaired to fair value this period (1)	—	—	4	—
Credit losses recognized this period on securities for which credit losses were not previously recognized	11	12	23	17
Additional credit losses this period on securities previously impaired	(2)	1	—	2
Balance, end of period	$70	$61	$70	$61
______________
(1)Represents circumstances where the Company determined in the current period that it intends to sell the security, or it is more likely than not that it will be required to sell the security before recovery of the security’s amortized cost.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The tables below present a roll-forward of net unrealized investment gains (losses) recognized in AOCI:

Net Unrealized Gains (Losses) on AFS Fixed Maturities

	Three Months Ended June 30, 2026
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)
	(in millions)
Balance, beginning of period	$(5,828)	$19	$193	$(5,616)
Net investment gains (losses) arising during the period	(5)	—	—	(5)
Reclassification adjustment:
Included in net income (loss)	23	—	—	23
Excluded from net income (loss)	—	—	—	—
Other	—	—	(5)	(5)
Impact of net unrealized investment gains (losses)	—	3	(5)	(2)
Net unrealized investment gains (losses) excluding credit losses	(5,810)	22	183	(5,605)
Net unrealized investment gains (losses) with credit losses	(5)	—	1	(4)
Balance, end of period	$(5,815)	$22	$184	$(5,609)

	Three Months Ended June 30, 2025
Balance, beginning of period	$(7,226)	$66	$279	$(6,881)
Net investment gains (losses) arising during the period	466	—	—	466
Reclassification adjustment:
Included in net income (loss)	36	—	—	36
Excluded from net income (loss)	—	—	—	—
Other	—	—	(33)	(33)
Impact of net unrealized investment gains (losses)	—	—	(106)	(106)
Net unrealized investment gains (losses) excluding credit losses	(6,724)	66	140	(6,518)
Net unrealized investment gains (losses) with credit losses	2	—	—	2
Balance, end of period	$(6,722)	$66	$140	$(6,516)

	Six Months Ended June 30, 2026
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)
	(in millions)
Balance, beginning of period	$(4,944)	$24	$10	$(4,910)
Net investment gains (losses) arising during the period	(903)	—	—	(903)
Reclassification adjustment:
Included in net income (loss)	43	—	—	43
Excluded from net income (loss)	—	—	—	—
Other	—	—	(9)	(9)
Impact of net unrealized investment gains (losses)	—	(2)	181	179
Net unrealized investment gains (losses) excluding credit losses	(5,804)	22	182	(5,600)
Net unrealized investment gains (losses) with credit losses	(11)	—	2	(9)
Balance, end of period	$(5,815)	$22	$184	$(5,609)

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2025
Balance, beginning of period	$(8,074)	$71	$464	$(7,539)
Net investment gains (losses) arising during the period	1,310	—	—	1,310
Reclassification adjustment:
Included in net income (loss)	44	—	—	44
Other	—	—	(41)	(41)
Impact of net unrealized investment gains (losses)	—	(5)	(283)	(288)
Net unrealized investment gains (losses) excluding credit losses	(6,720)	66	140	(6,514)
Net unrealized investment gains (losses) with credit losses	(2)	—	—	(2)
Balance, end of period	$(6,722)	$66	$140	$(6,516)

The following tables disclose the fair values and gross unrealized losses of the 4,478 issues as of June 30, 2026, and the 3,287 issues as of December 31, 2025, that are not deemed to have credit losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:
AFS Fixed Maturities in an Unrealized Loss Position for Which No Allowance Is Recorded

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in millions)
June 30, 2026
Fixed Maturities:
Corporate	$11,220	$179	$19,814	$4,074	$31,034	$4,253
U.S. Treasury, government and agency	104	2	3,586	1,371	3,690	1,373
States and political subdivisions	13	—	219	70	232	70
Foreign governments	14	—	345	75	359	75
Residential mortgage-backed	3,874	35	655	92	4,529	127
Asset-backed	5,517	64	498	31	6,015	95
Commercial mortgage-backed	837	7	2,320	254	3,157	261
Total at June 30, 2026	$21,579	$287	$27,437	$5,967	$49,016	$6,254

December 31, 2025:
Fixed Maturities:
Corporate	$4,286	$68	$21,138	$3,942	$25,424	$4,010
U.S. Treasury, government and agency	29	—	3,621	1,304	3,650	1,304
States and political subdivisions	13	—	223	71	236	71
Foreign governments	19	—	364	77	383	77
Residential mortgage-backed	619	3	836	89	1,455	92
Asset-backed	2,114	12	580	30	2,694	42
Commercial mortgage-backed	263	2	2,562	248	2,825	250
Total at December 31, 2025	$7,343	$85	$29,324	$5,761	$36,667	$5,846

The Company maintains a diversified portfolio of AFS securities across industries and issuers and does not have exposure to any single issuer in excess of 0.5% of total fixed maturities. The largest exposure to a single issuer held as of June 30, 2026 and December 31, 2025, was $415 million and $402 million, respectively, representing 48.4% and 27.4% of the consolidated equity of the Company.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Corporate high-yield securities, consisting primarily of public high-yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the NAIC Designation of 3 (medium investment grade), 4 or 5 (below investment grade) or 6 (in or near default). As of June 30, 2026 and December 31, 2025, respectively, approximately $1.8 billion and $1.8 billion, or 2.1% and 2.1%, of the $86.0 billion and $82.1 billion aggregate amortized cost of fixed maturities held by the Company were considered to be other than investment grade. These securities had gross unrealized losses of $71 million and $70 million as of June 30, 2026 and December 31, 2025, respectively.
As of June 30, 2026 and December 31, 2025, respectively, the $6.0 billion and $5.8 billion of gross unrealized losses of twelve months or more were primarily concentrated in corporate securities. In accordance with the policy described in Note 2 of the Notes to these Consolidated Financial Statements, the Company concluded that an adjustment to the allowance for credit losses for these securities was not warranted at either June 30, 2026 or December 31, 2025. As of June 30, 2026 and December 31, 2025, the Company neither intended to sell the securities nor was it more likely than not required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.
Based on the Company’s evaluation both qualitatively and quantitatively of the drivers of the decline in fair value of fixed maturity securities as of June 30, 2026, the Company determined that the unrealized loss was primarily due to increases in interest rates and credit spreads.
Securities Lending
The Company enters into securities lending agreements with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of June 30, 2026 and December 31, 2025, the estimated fair value of loaned securities was $1.2 billion and $1.4 billion. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as cash or security collateral, calculated daily. We do not have the right to sell or pledge the securities posted as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. As of June 30, 2026 and December 31, 2025, collateral received was in the amount of $1.2 billion and $1.4 billion, of which $201 million and $408 million, respectively, is cash collateral. A securities lending payable for the overnight and continuous loans is included in other liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as Net investment income and were not material for the six months ended June 30, 2026 and 2025.
Mortgage Loans on Real Estate
Accrued interest receivable on commercial, agricultural and residential mortgage loans as of June 30, 2026 and December 31, 2025, was $141 million and $118 million, respectively. There was no accrued interest written off for commercial, agricultural and residential mortgage loans for the six months ended June 30, 2026 and 2025.
There were no mortgage loans foreclosed during the six months ended June 30, 2026.
Allowance for Credit Losses on Mortgage Loans
The change in the allowance for credit losses for commercial, agricultural and residential mortgage loans were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Allowance for credit losses on mortgage loans:
Commercial mortgages:
Balance, beginning of period	$268	$254	$299	$259
Current-period provision for expected credit losses	31	39	34	34
Write-offs charged against the allowance	—	—	(34)	—
Recoveries of amounts previously written off	—	—	—	—
Net change in allowance	31	39	—	34
Balance, end of period	$299	$293	$299	$293

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Agricultural mortgages:
Balance, beginning of period	$8	$13	$6	$15
Current-period provision for expected credit losses	—	—	2	(2)
Write-offs charged against the allowance	—	(8)	—	(8)
Recoveries of amounts previously written off	—	—	—	—
Net change in allowance	—	(8)	2	(10)
Balance, end of period	$8	$5	$8	$5

Residential mortgages:
Balance, beginning of period	$10	$5	$8	$4
Current-period provision for expected credit losses	5	2	7	3
Write-offs charged against the allowance	—	—	—	—
Recoveries of amounts previously written off	—	—	—	—
Net change in allowance	5	2	7	3
Balance, end of period	$15	$7	$15	$7

Total allowance for credit losses	$322	$305	$322	$305

The change in the allowance for credit losses is attributable to:
•increases/decreases in the loan balance due to new originations, maturing mortgages, and loan amortization; and
•changes in credit quality and economic assumptions.
Credit Quality Information
The Company’s commercial and agricultural mortgage loans segregated by risk rating exposure were as follows:
Loan to Value (“LTV”) Ratios (1) (3) (4)

	June 30, 2026
	Amortized Cost Basis by Origination Year
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$14	$60	$185	$237	$612	$1,791	$—	$—	$2,899
50% - 70%	839	2,475	1,208	627	903	2,618	372	60	9,102
70% - 90%	230	559	251	238	794	2,284	160	—	4,516
90% plus	—	4	—	—	550	1,603	—	38	2,195
Total commercial	$1,083	$3,098	$1,644	$1,102	$2,859	$8,296	$532	$98	$18,712

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	June 30, 2026
	Amortized Cost Basis by Origination Year
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Agricultural:
0% - 50%	$64	$173	$36	$98	$138	$1,270	$—	$—	$1,779
50% - 70%	76	112	151	45	126	384	—	—	894
70% - 90%	—	—	—	—	—	—	—	—	—
90% plus	—	—	—	—	—	9	—	—	9
Total agricultural	$140	$285	$187	$143	$264	$1,663	$—	$—	$2,682

Total commercial and agricultural mortgage loans:
0% - 50%	$78	$233	$221	$335	$750	$3,061	$—	$—	$4,678
50% - 70%	915	2,587	1,359	672	1,029	3,002	372	60	9,996
70% - 90%	230	559	251	238	794	2,284	160	—	4,516
90% plus	—	4	—	—	550	1,612	—	38	2,204
Total commercial and agricultural mortgage loans	$1,223	$3,383	$1,831	$1,245	$3,123	$9,959	$532	$98	$21,394

Debt Service Coverage (“DSC”) Ratios (2) (3) (4)

	June 30, 2026
	Amortized Cost Basis by Origination Year
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$—	$126	$185	$175	$1,036	$3,591	$—	$—	$5,113
1.8x to 2.0x	77	—	103	—	73	1,424	—	—	1,677
1.5x to 1.8x	—	241	424	272	746	1,425	72	—	3,180
1.2x to 1.5x	331	2,045	814	311	628	719	283	60	5,191
1.0x to 1.2x	518	686	118	333	201	979	177	38	3,050
Less than 1.0x	157	—	—	11	175	158	—	—	501
Total commercial	$1,083	$3,098	$1,644	$1,102	$2,859	$8,296	$532	$98	$18,712

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	June 30, 2026
	Amortized Cost Basis by Origination Year
	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Agricultural:
Greater than 2.0x	$41	$28	$8	$5	$35	$205	$—	$—	$322
1.8x to 2.0x	3	26	10	17	20	137	—	—	213
1.5x to 1.8x	22	43	45	8	37	306	—	—	461
1.2x to 1.5x	43	74	39	41	61	588	—	—	846
1.0x to 1.2x	19	89	68	42	87	382	—	—	687
Less than 1.0x	12	25	17	30	24	45	—	—	153
Total agricultural	$140	$285	$187	$143	$264	$1,663	$—	$—	$2,682

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$41	$154	$193	$180	$1,071	$3,796	$—	$—	$5,435
1.8x to 2.0x	80	26	113	17	93	1,561	—	—	1,890
1.5x to 1.8x	22	284	469	280	783	1,731	72	—	3,641
1.2x to 1.5x	374	2,119	853	352	689	1,307	283	60	6,037
1.0x to 1.2x	537	775	186	375	288	1,361	177	38	3,737
Less than 1.0x	169	25	17	41	199	203	—	—	654
Total commercial and agricultural mortgage loans	$1,223	$3,383	$1,831	$1,245	$3,123	$9,959	$532	$98	$21,394
______________
(1)The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)Residential mortgage loans are excluded from the above tables.
(4)Mortgage loans carried at fair value using the fair value option of $71 million are excluded from the above tables.
LTV Ratios (1) (3)

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$60	$185	$237	$612	$204	$1,770	$—	$—	$3,068
50% - 70%	2,611	1,256	856	975	638	1,980	357	270	8,943
70% - 90%	424	249	228	803	640	1,310	160	333	4,147
90% plus	—	—	—	590	527	1,110	—	—	2,227
Total commercial	$3,095	$1,690	$1,321	$2,980	$2,009	$6,170	$517	$603	$18,385

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Agricultural:
0% - 50%	$188	$37	$99	$134	$218	$1,087	$—	$—	$1,763
50% - 70%	118	159	48	137	101	315	—	—	878
70% - 90%	—	—	—	—	—	—	—	—	—
90% plus	—	—	—	—	—	9	—	—	9
Total agricultural	$306	$196	$147	$271	$319	$1,411	$—	$—	$2,650

Total commercial and agricultural mortgage loans:
0% - 50%	$248	$222	$336	$746	$422	$2,857	$—	$—	$4,831
50% - 70%	2,729	1,415	904	1,112	739	2,295	357	270	9,821
70% - 90%	424	249	228	803	640	1,310	160	333	4,147
90% plus	—	—	—	590	527	1,119	—	—	2,236
Total commercial and agricultural mortgage loans	$3,401	$1,886	$1,468	$3,251	$2,328	$7,581	$517	$603	$21,035

DSC Ratios (2) (3)

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$127	$185	$175	$1,036	$1,069	$2,683	$—	$—	$5,275
1.8x to 2.0x	69	103	58	—	209	978	—	307	1,724
1.5x to 1.8x	169	472	311	818	48	1,190	72	165	3,245
1.2x to 1.5x	2,112	814	355	478	385	328	271	94	4,837
1.0x to 1.2x	618	116	412	390	190	910	174	37	2,847
Less than 1.0x	—	—	10	258	108	81	—	—	457
Total commercial	$3,095	$1,690	$1,321	$2,980	$2,009	$6,170	$517	$603	$18,385

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Agricultural:
Greater than 2.0x	$28	$8	$5	$11	$31	$187	$—	$—	$270
1.8x to 2.0x	26	10	17	23	54	92	—	—	222
1.5x to 1.8x	37	46	11	59	38	270	—	—	461
1.2x to 1.5x	86	45	41	66	119	484	—	—	841
1.0x to 1.2x	104	69	43	88	67	339	—	—	710
Less than 1.0x	25	18	30	24	10	39	—	—	146
Total agricultural	$306	$196	$147	$271	$319	$1,411	$—	$—	$2,650

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$155	$193	$180	$1,047	$1,100	$2,870	$—	$—	$5,545
1.8x to 2.0x	95	113	75	23	263	1,070	—	307	1,946
1.5x to 1.8x	206	518	322	877	86	1,460	72	165	3,706
1.2x to 1.5x	2,198	859	396	544	504	812	271	94	5,678
1.0x to 1.2x	722	185	455	478	257	1,249	174	37	3,557
Less than 1.0x	25	18	40	282	118	120	—	—	603
Total commercial and agricultural mortgage loans	$3,401	$1,886	$1,468	$3,251	$2,328	$7,581	$517	$603	$21,035
______________
(1)The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)Residential mortgage loans are excluded from the above tables.
The amortized cost of residential mortgage loans by credit quality indicator and origination year was as follows:

	June 30, 2026
	Amortized Cost Basis by Origination Year
	2026	2025	2024	2023	2022	Prior	Total
	(in millions)
Performance indicators:
Performing	$1,404	$1,254	$497	$288	$159	$121	$3,723
Nonperforming	—	—	—	—	—	—	—
Total	$1,404	$1,254	$497	$288	$159	$121	$3,723

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	December 31, 2025
	Amortized Cost Basis by Origination Year
	2025	2024	2023	2022	2021	Prior	Total
	(in millions)
Performance indicators:
Performing	$711	$602	$340	$168	$121	$4	$1,946
Nonperforming	—	—	—	—	—	—	—
Total	$711	$602	$340	$168	$121	$4	$1,946

Past-Due and Nonaccrual Mortgage Loan Status
The aging analysis of past-due mortgage loans at amortized cost were as follows:
Age Analysis of Past Due Mortgage Loans at Amortized Cost

	Accruing Loans						Non-accruing Loans	Total Loans	Non-accruing Loans with No Allowance	Interest Income on Non-accruing Loans
	Past Due				Current	Total
	30-59 Days	60-89 Days	90 Days or More	Total
	(in millions)
June 30, 2026:
Mortgage loans:
Commercial	$—	$—	$—	$—	$18,619	$18,619	$93	$18,712	$—	$—
Agricultural	11	7	41	59	2,613	2,672	10	2,682	—	—
Residential	—	—	5	5	3,718	3,723	—	3,723	—	—
Total	$11	$7	$46	$64	$24,950	$25,014	$103	$25,117	$—	$—

December 31, 2025:
Mortgage loans:
Commercial	$—	$—	$—	$—	$18,348	$18,348	$37	$18,385	$—	$—
Agricultural	13	—	24	37	2,602	2,639	11	2,650	9	—
Residential	5	1	4	10	1,936	1,946	—	1,946	—	—
Total	$18	$1	$28	$47	$22,886	$22,933	$48	$22,981	$9	$—
As of June 30, 2026 and December 31, 2025, the amortized cost of problem mortgage loans that had been classified as non-accrual loans were $10 million and $11 million, respectively.
Loan Modifications
During the three months ended June 30, 2026, the Company granted a modification on one commercial mortgage loan. This modification involved extending the maturity two years to January 2028 and a reduction in interest rate from SOFR + 4.61% to 2% fixed with the difference continued to be due, but waived if the loan is repaid in full. The loan has an amortized cost of $16 million and represents 0.1% of total commercial loans.

During the six months ended June 30, 2026, the Company also granted modifications on two commercial mortgage loans. One modification involved extending the maturity two years to April 20, 2028, the ability to capitalize interest, and reinstatement of financial covenant testing. The other modification involved splitting a commercial mortgage loan into two notes. No principal forgiveness or interest rate reduction was granted. The loans have an amortized cost of $195 million and represent 1.0% of total commercial loans.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
During 2025, the Company granted a modification to a commercial mortgage. This modification involved waiving a $10 million paydown requirement and extending the maturity date until June 10, 2027. Additionally, the loan will continue to accrue interest but will have a reduced pay rate, with the difference due and payable at maturity. The loan has an amortized cost of $35 million and represents 0.2% of total commercial mortgage loans.
During 2025, the Company also granted a modification splitting an agricultural mortgage loan into three notes. The loans have an amortized cost of $9 million, which is fully attributed to the first note, and represent 0.3% of total agricultural loans.
During 2024, the Company granted a modification splitting a commercial mortgage loan into two notes. One note retaining the original loan terms and the second note with an increased interest rate to market terms and required management of excess cash. The loans have an amortized cost of $65 million and represents 0.3% of total commercial mortgage loans.
During 2023, the Company granted a modification of interest rates on four commercial mortgage loans, but not to market terms and required management of excess cash. The loans have an amortized cost of $148 million which represents 0.8% of total commercial mortgage loans. Two of the four loans also have term extensions of 17 months to 4 years. During the year ended December 31, 2025, two of the modified loans of $84 million were disposed.
The impact to Investment income or gains (losses) as a result of these modifications was not material to the consolidated financial statements.
The above modifications are performing in accordance with their restructured terms.
Equity Securities
The breakdown of unrealized and realized gains and (losses) on equity securities was as follows:
Unrealized and Realized Gains (Losses) from Equity Securities

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$—	$(2)	$(6)	$(2)
Net investment gains (losses) recognized on securities sold during the period	3	2	4	2
Unrealized and realized gains (losses) on equity securities	$3	$—	$(2)	$—
Trading Securities
As of June 30, 2026 and December 31, 2025, respectively, the fair value of the Company’s trading securities was $1.7 billion and $1.6 billion. As of June 30, 2026 and December 31, 2025, respectively, trading securities included the General Account’s investment in Separate Accounts had carrying values of $80 million and $73 million.
The breakdown of Net investment income (loss) from trading securities was as follows:
Net Investment Income (Loss) from Trading Securities

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$44	$50	$13	$33
Net investment gains (losses) recognized on securities sold during the period	2	(10)	2	6
Unrealized and realized gains (losses) on trading securities	46	40	15	39
Interest and dividend income from trading securities	23	25	42	34
Net investment income (loss) from trading securities	$69	$65	$57	$73

Fixed maturities, at fair value using the fair value option
The breakdown of Net investment income (loss) from fixed maturities, at fair value using the fair value option were as follows:
Net Investment Income (Loss) from Fixed Maturities, at Fair Value using the Fair Value Option

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$27	$5	$5	$12
Net investment gains (losses) recognized on securities sold during the period	(18)	(1)	(15)	1
Unrealized and realized gains (losses) from fixed maturities	9	4	(10)	13
Interest and dividend income from fixed maturities	9	(4)	18	(4)
Net investment income (loss) from fixed maturities	$18	$—	$8	$9
Net Investment Income
The following table provides the components of Net investment income by investment type:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Fixed maturities	$981	$938	$1,936	$1,874
Mortgage loans on real estate	320	256	619	516
Other equity investments	20	39	103	83
Policy loans	22	52	46	107
Trading securities	69	65	57	73
Other investment income	11	40	—	17
Mortgage loans at fair value	—	—	(2)	—
Fixed maturities, at fair value using the fair value option	18	—	8	9
Gross investment income (loss)	1,441	1,390	2,767	2,679
Investment expenses	(44)	(35)	(86)	(76)
Net investment income (loss)	$1,397	$1,355	$2,681	$2,603

Investment Gains (Losses), Net
Investment gains (losses), net, including changes in the valuation allowances and credit losses were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Fixed maturities	$(23)	$(11)	$(43)	$(19)
Mortgage loans on real estate	(45)	(61)	(50)	(68)
Other	3	1	(1)	2
Investment gains (losses), net	$(65)	$(71)	$(94)	$(85)

For the three and six months ended June 30, 2026 and 2025, respectively, investment results passed through to certain participating group annuity contracts as interest credited to policyholders’ account balances totaled $0 million, $1 million, $0 million and $1 million.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
4)     DERIVATIVES
The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by applicable states’ insurance law. Derivatives are generally not accounted for using hedge accounting, with the exception of TIPS and cash flow hedges, which are discussed further below. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts are used in these hedging programs, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, bond and bond-index total return swaps, swaptions, variance swaps and equity options, credit and foreign exchange derivatives, as well as bond and repo transactions to support the hedging. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets. In addition, as part of its hedging strategy, the Company targets an asset level for all variable annuity products at or above a CTE98 level under most economic scenarios (CTE is a statistical measure of tail risk which quantifies the total asset requirement (“TAR”) to sustain a loss if an event outside a given probability level has occurred. CTE98 denotes the financial resources a company would need to cover the average of the worst 2% of scenarios.)
Derivatives Utilized to Hedge Exposure to Variable Annuities with Guarantee Features
The Company has issued and continues to offer variable annuity products with GMxB features which are accounted for as MRBs. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB feature and are accounted for as MRBs is that under-performance of the financial markets could result in the GMxB features benefits being higher than what accumulated policyholders’ account balances would support.
For GMxB features, the Company retains certain risks including basis, credit spread, and some volatility risk and risk associated with actual experience compared to expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. A portion of exposure to realized equity volatility is hedged using equity total return swaps and futures, a portion of exposure to credit risk is hedged using total return swaps and futures on treasuries. The Company has also purchased reinsurance contracts to mitigate the risks associated with GMDB features and the impact of potential market fluctuations on future policyholder elections of GMIB features contained in certain annuity contracts issued by the Company. The reinsurance of these features is accounted for as purchased MRBs. In addition, on June 1, 2021, we ceded legacy variable annuity policies sold by Equitable Financial between 2006-2008 (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate GMIB and/or GMDB guarantees to CS Life. As this contract provides full risk transfer and thus has the same risk attributes as the underlying direct contracts, the benefits of this treaty are accounted for in the same manner as the underlying gross reserves and therefore the amounts due from reinsurers related to excess benefits are accounted for as purchased MRBs.
Derivatives Utilized to Hedge Crediting Rate Exposure on SCS, SIO, MSO and IUL Products/Investment Options
The Company hedges crediting rates in the SCS variable annuity, SIO in the EQUI-VEST variable annuity series, MSO in the variable life insurance products and IUL insurance products. These products permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment.
In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers, thereby substantially reducing any exposure to market-related earnings volatility.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Derivatives Used to Hedge Equity Market Risks Associated with the General Account’s Seed Money Investments in Retail Mutual Funds
The Company’s General Account seed money investments in retail mutual funds expose us to market risk, including equity market risk which is partially hedged through equity-index futures contracts to minimize such risk.
Derivatives Used for General Account Investment Portfolio
The Company purchased 30-year TIPS and other sovereign bonds, both inflation linked and non-inflation linked, as General Account investments and enters into asset or cross-currency basis swaps, to result in payment of the given bond’s coupons and principal at maturity in the bond’s specified currency to the swap counterparty in return for fixed dollar amounts. These swaps, when considered in combination with the bonds, together result in a net position that is intended to replicate a dollar-denominated fixed-coupon cash bond with a yield higher than a term-equivalent U.S. Treasury bond.
Derivatives Utilized to Hedge Exposure to Foreign Currency Denominated Cash Flows
The Company purchases private placement debt securities and issues funding agreements in the FABN program in currencies other than its functional U.S. dollar currency. The Company enters into cross currency swaps with external counterparties to hedge the exposure of the foreign currency denominated cash flows of these instruments. The foreign currency received from or paid to the cross currency swap counterparty is exchanged for fixed U.S. dollar amounts with improved net investment yields or net product costs over equivalent U.S. dollar denominated instruments issued at that time. The transactions are accounted for as cash flow hedges when they are designated in hedging relationships and qualify for hedge accounting.
These cross currency swaps are for the period the foreign currency denominated private placement debt securities and funding agreement are outstanding, with the longest cross currency swap expiring in 2054. Since these cross currency swaps are designated and qualify as cash flow hedges, the corresponding interest accruals are recognized in Net investment income and in interest credited to policyholders’ account balances.
The tables below present quantitative disclosures about the Company’s derivative instruments designated in hedging relationships and derivative instruments which have not been designated in hedging relationships, including those embedded in other contracts required to be accounted for as derivative instruments.
The following table presents the gross notional amount and fair value of the Company’s derivatives:

Derivative Instruments by Category

	June 30, 2026				December 31, 2025
		Fair Value				Fair Value
	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives
	(in millions)
Derivatives: designated for hedge accounting (1)
Cash flow hedges:
Currency swaps	$3,555	$114	$129	$(15)	$3,286	$96	$142	$(46)
Interest swaps	952	—	348	(348)	952	—	330	(330)
Total: designated for hedge accounting	4,507	114	477	(363)	4,238	96	472	(376)
Derivatives: not designated for hedge accounting (1)
Equity contracts:
Futures	18,198	—	2	(2)	15,052	1	—	1
Swaps	19,472	77	765	(688)	18,290	61	47	14
Options	99,734	32,043	8,144	23,899	88,273	27,686	6,580	21,106
Forwards	—	92	—	92	—	34	—	34

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	June 30, 2026				December 31, 2025
		Fair Value				Fair Value
	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives
Interest rate contracts:
Futures	8,415	—	—	—	8,802	—		—
Swaps	585	5	4	1	601	—	18	(18)
Options	50	5	—	5	50	5	—	5
Credit contracts:
Credit default swaps	443	1	11	(10)	397	1	11	(10)
Currency contracts:
Currency swaps	110	3	—	3	—	—	—	—
Currency forwards	116	20	18	2	90	15	16	(1)
Other freestanding contracts:
Margin	—	1,099	—	1,099	—	948	—	948
Collateral	—	137	22,778	(22,641)	—	144	20,776	(20,632)
Total: not designated for hedge accounting	147,123	33,482	31,722	1,760	131,555	28,895	27,448	1,447

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features (2)	—	—	25,743	(25,743)	—	—	21,819	(21,819)
Modco payable	—	3	—	3	—	(1)	—	(1)
Total embedded derivatives	—	3	25,743	(25,740)	—	(1)	21,819	(21,820)

Total derivative instruments	$151,630	$33,599	$57,942	$(24,343)	$135,793	$28,990	$49,739	$(20,749)
______________
(1)Reported in other invested assets in the consolidated balance sheets.
(2)Reported in policyholders’ account balances in the consolidated balance sheets.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following table presents the effects of derivative instruments on the consolidated statements of income and comprehensive income (loss):
Derivative Instruments by Category

	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI
	(in millions)
Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$(1)	$6	$(6)	$(12)	$—	$11	$(25)	$54
Interest swaps	—	(28)	—	15	—	(21)	—	11
Total: designated for hedge accounting	(1)	(22)	(6)	3	—	(10)	(25)	65
Derivatives: not Designated for hedge accounting
Equity contracts:
Futures	492	—	—	—	407	—	—	—
Swaps	(2,118)	—	—	—	(1,598)	—	—	—
Options	7,401	—	—	—	5,148	—	—	—
Forwards	93	—	—	—	58	—	—	—
Interest rate contracts:
Futures	35	—	—	—	37	—	—	—
Swaps	—	—	—	—	(6)	—	—	—
Options	—	—	—	—	—	—	—	—
Credit contracts:
Credit default swaps	(4)	—	—	—	(1)	—	—	—
Currency contracts:
Currency swaps	3	—	—	—	3	—	—	—
Currency forwards	4	—	—	—	6	—	—	—
Other freestanding contracts:
Margin	—	—	—	—	—	—	—	—
Collateral	—	—	—	—	—	—	—	—
Total: not designated for hedge accounting	5,906	—	—	—	4,054	—	—	—

Embedded derivatives:
SCS, SIO,MSO and IUL indexed features	(7,949)	—	—	—	(5,512)	—	—	—
Modco payable	(11)	—	—	—	(17)	—	—	—
Total embedded derivatives	(7,960)	—	—	—	(5,529)	—	—	—

Total derivative instruments	$(2,055)	$(22)	$(6)	$3	$(1,475)	$(10)	$(25)	$65
______________
(1)Reported in net derivative gains (losses) in the consolidated statements of income (loss).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI	Net Derivative Gains (Losses) (1)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI
	(in millions)
Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$—	$9	$73	$(151)	$—	$15	$106	$(188)
Interest swaps	—	(8)	—	13	—	(11)	—	(8)
Total: designated for hedge accounting	—	1	73	(138)	—	4	106	(196)
Derivatives: not Designated for hedge accounting
Equity contracts:
Futures	472	—	—	—	272	—	—	—
Swaps	(1,204)	—	—	—	(499)	—	—	—
Options	4,235	—	—	—	1,590	—	—	—
Forwards	—	—	—	—	—	—	—	—
Interest rate contracts:
Futures	(98)	—	—	—	(121)	—	—	—
Swaps	(16)	—	—	—	(1)	—	—	—
Options	(1)	—	—	—	(2)	—	—	—
Credit contracts:
Credit default swaps	(3)	—	—	—	(3)	—	—	—
Currency contracts:
Currency swaps	(57)	—	—	—	(87)	—	—	—
Currency forwards	(6)	—	—	—	(6)	—	—	—
Total: not designated for hedge accounting	3,322	—	—	—	1,143	—	—	—

Embedded derivatives:
SCS, SIO,MSO and IUL indexed features	(4,696)	—	—	—	(1,718)	—	—	—
Modco payable	—	—	—	—	—	—	—	—
Total embedded derivatives	(4,696)	—	—	—	(1,718)	—	—	—

Total derivative instruments (1)	$(1,374)	$1	$73	$(138)	$(575)	$4	$106	$(196)
______________
(1)Reported in net derivative gains (losses) in the consolidated statements of income (loss).

.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following table presents a roll-forward of cash flow hedges recognized in AOCI:
Roll-forward of Cash flow hedges in AOCI

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Balance, beginning of period	$(5)	$22	$(67)	$80
Amount recorded in AOCI
Currency swaps	(17)	(91)	31	(81)
Interest swaps	(16)	—	(18)	(29)
Total amount recorded in AOCI	(33)	(91)	13	(110)
Amount reclassified from (to) income to AOCI
Currency swaps (1)	5	(60)	23	(107)
Interest swaps (1)	31	13	29	21
Total amount reclassified from (to) income to AOCI	36	(47)	52	(86)
Balance, end of period (2)	$(2)	$(116)	$(2)	$(116)
______________
(1)    Currency swaps and Interest rate swap income is reported in Net investment income in the consolidated statements of income (loss).
(2)    The Company does not estimate the amount of the deferred losses in AOCI at June 30, 2026 and 2025, which will be released and reclassified into net income (loss) over the next 12 months as the amounts cannot be reasonably estimated.
Equity-Based and Treasury Futures Contracts Margin
All outstanding equity-based and treasury futures contracts as of June 30, 2026 and December 31, 2025, are exchange-traded and net settled daily in cash. As of June 30, 2026 and December 31, 2025, respectively, the Company had open exchange-traded futures positions on: (i) the S&P 500, Nasdaq, Russell 2000 and Emerging Market indices, having initial margin requirements of $928 million and $810 million, (ii) the 2-year, 5-year and 10-year U.S. Treasury Notes on U.S. Treasury bonds and ultra-long bonds, having initial margin requirements of $153 million and $128 million, and (iii) Currency futures on the Euro/U.S. dollar, Pound/U.S. dollar, having initial margin requirements of $31 million and $26 million.
Collateral Arrangements
The Company generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities, U.S. government and government agency securities and investment grade corporate bonds. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. As of June 30, 2026 and December 31, 2025, respectively, the Company held $22.8 billion and $20.8 billion in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral is reported in other invested assets. The Company posted collateral of $137 million and $144 million as of June 30, 2026 and December 31, 2025, respectively, in the normal operation of its collateral arrangements. The Company is exposed to losses in the event of non-performance by counterparties to financial derivative transactions with a positive fair value. The Company manages credit risk by: (i) entering into derivative transactions with highly rated major international financial institutions and other creditworthy counterparties governed by master netting agreements, as applicable; (ii) trading through central clearing and OTC parties; (iii) obtaining collateral, such as cash and securities, when appropriate; and (iv) setting limits on single party credit exposures which are subject to periodic management review.
Substantially all of the Company’s derivative agreements have zero thresholds which require daily full collateralization by the party in a liability position. In addition, certain of the Company’s derivative agreements contain credit-risk related contingent features; if the credit rating of one of the parties to the derivative agreement is to fall below a certain level, the party with positive fair value could request termination at the then fair value or demand immediate full collateralization from the party whose credit rating fell and is in a net liability position.
As of June 30, 2026 and December 31, 2025, there were no net liability derivative positions with counterparties with credit risk-related contingent features whose credit rating has fallen. All derivatives have been appropriately collateralized by the Company or the counterparty in accordance with the terms of the derivative agreements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following tables present information about the Company’s offsetting of financial assets and liabilities and derivative instruments:
Offsetting of Financial Assets and Liabilities and Derivative Instruments
As of June 30, 2026

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets (3)	Net Amount
	(in millions)
Assets:
Derivative assets (1)	$33,597	$25,348	$8,249	$(6,830)	$1,419
Secured lending	201	—	201	—	201
Other financial assets	2,166	—	2,166	—	2,166
Other invested assets	$35,964	$25,348	$10,616	$(6,830)	$3,786

Liabilities:
Derivative liabilities (2)	$25,369	$25,348	$21	$—	$21
Secured lending	201	—	201	—	201
Other financial liabilities	6,602	—	6,602	—	6,602
Other liabilities	$32,172	$25,348	$6,824	$—	$6,824
______________
(1)Excludes Asset Management segment’s derivative assets of consolidated VIEs/VOEs.
(2)Excludes Asset Management segment’s derivative liabilities of consolidated VIEs/VOEs.
(3)Financial instruments/collateral sent (held).
As of December 31, 2025

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets (3)	Net Amount
	(in millions)
Assets:
Derivative assets (1)	$28,990	$20,424	$8,566	$(7,344)	$1,222
Secured Lending	408	—	408	—	408
Other financial assets	1,994	—	1,994	—	1,994
Other invested assets	$31,392	$20,424	$10,968	$(7,344)	$3,624

Liabilities:
Derivative liabilities (2)	$20,575	$20,424	$151	$—	$151
Secured Lending	408	—	408	—	408
Other financial liabilities	6,442	—	6,442	—	6,442
Other liabilities	$27,425	$20,424	$7,001	$—	$7,001
______________
(1)Excludes Asset Management segment’s derivative assets of consolidated VIEs/VOEs.
(2)Excludes Asset Management segment’s derivative liabilities of consolidated VIEs/VOEs.
(3)Financial instruments sent (held).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
5)    CLOSED BLOCK
As a result of demutualization, the Company’s Closed Block was established in 1992 for the benefit of certain individual participating policies that were in force on that date. Assets, liabilities and earnings of the Closed Block are specifically identified to support its participating policyholders.
Assets allocated to the Closed Block inure solely to the benefit of the Closed Block policyholders and will not revert to the benefit of the Company. No reallocation, transfer, borrowing or lending of assets can be made between the Closed Block and other portions of the Company’s General Account, any of its Separate Accounts or any affiliate of the Company without the approval of the New York State Department of Financial Services (the “NYDFS”). Closed Block assets and liabilities are carried on the same basis as similar assets and liabilities held in the General Account. For more information on the Closed Block, see Note 6 of the Notes to the Company's consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025.
Summarized financial information for the Company’s Closed Block is as follows:

	June 30, 2026	December 31, 2025
	(in millions)
Closed Block Liabilities:
Future policy benefits, policyholders’ account balances and other	$4,822	$4,970
Other liabilities	47	118
Total Closed Block liabilities	4,869	5,088

Assets Designated to the Closed Block:
Fixed maturities AFS, at fair value (amortized cost of $2,608 and $2,621) (allowance for credit losses of $0 and $0)	2,530	2,566
Mortgage loans on real estate (net of allowance for credit losses of $24 and $24)	1,305	1,426
Policy loans	485	500
Cash and other invested assets	203	257
Other assets	99	97
Total assets designated to the Closed Block	4,622	4,846

Excess of Closed Block liabilities over assets designated to the Closed Block	247	242
Amounts included in AOCI:
Net unrealized investment gains (losses), net of income tax: $16 and $12	(61)	(44)
Maximum future earnings to be recognized from Closed Block assets and liabilities	$186	$198

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The Company’s Closed Block revenues and expenses were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Revenues:
Premiums and other income	$24	$24	$48	$51
Net investment income (loss)	49	48	97	99
Investment gains (losses), net	(7)	—	—	(1)
Total revenues	66	72	145	149

Benefits and Other Deductions:
Policyholders’ benefits and dividends	61	72	128	146
Other operating costs and expenses	(1)	1	—	1
Total benefits and other deductions	60	73	128	147
Net income (loss), before income taxes	6	(1)	17	2
Income tax (expense) benefit	(2)	—	(4)	(1)
Net income (loss)	$4	$(1)	$13	$1

6)    DAC AND OTHER DEFERRED ASSETS/LIABILITIES
The following table presents a reconciliation of DAC to the consolidated balance sheets:

	June 30, 2026	December 31, 2025
	(in millions)
Retirement
GMxB Core	$1,569	$1,587
EQUI-VEST Individual	152	153
Investment Edge	301	273
SCS	2,413	2,274
EQUI-VEST Group	795	789
Momentum	76	79
Corporate and Other
Term	265	288
Universal Life	164	167
Variable Universal Life	1,161	1,143
Indexed Universal Life	177	181
GMxB Legacy	452	472
Closed Block	94	98
Other	19	19
Total	$7,638	$7,523
Annually, or as circumstances warrant, the Company reviews the associated decrements assumptions (i.e., mortality and lapse) based on our multi-year average of companies experience with actuarial judgments to reflect other observable industry trends. In addition to DAC, the unearned revenue liability and sales inducement asset use similar techniques and quarterly update processes for balance amortization.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

Changes in the DAC asset were as follows:

	Six Months Ended June 30, 2026
	Retirement						Corporate and Other						Total
	GMxB Core	EI	IE	SCS	EG	Momentum	Term	UL	VUL	IUL	GMxB Legacy	CB
	(in millions)
Balance, beginning of period	$1,587	$153	$273	$2,274	$789	$79	$288	$167	$1,143	$181	$472	$98	$7,504
Capitalization	63	5	41	373	30	5	2	6	57	3	9	—	594
Amortization (1)	(81)	(6)	(13)	(192)	(24)	(8)	(17)	(6)	(35)	(6)	(29)	(4)	(421)
Recovery of acquisition costs (2)	—	—	—	(42)	—	—	(8)	(3)	(4)	(1)	—	—	(58)
Balance, end of period	$1,569	$152	$301	$2,413	$795	$76	$265	$164	$1,161	$177	$452	$94	$7,619
______________
(1)DAC amortization of $2 million related to Other not reflected in table above.
(2)Related to third party reinsurance transactions.

	Six Months Ended June 30, 2025
	Retirement						Corporate and Other						Total
	GMxB Core	EI	IE	SCS	EG	Momentum	Term	UL	VUL	IUL	GMxB Legacy	CB
	(in millions)
Balance, beginning of period	$1,605	$154	$225	$1,938	$768	$83	$314	$170	$1,083	$186	$517	$107	$7,150
Capitalization	70	5	36	326	31	5	5	7	72	6	9	—	572
Amortization (1)	(76)	(5)	(11)	(157)	(23)	(8)	(18)	(6)	(33)	(6)	(32)	(4)	(379)
Balance, end of period	$1,599	$154	$250	$2,107	$776	$80	$301	$171	$1,122	$186	$494	$103	$7,343
______________
(1)DAC amortization of $2 million related to Other not reflected in table above.

Changes in the Retirement and Corporate and Other sales inducement assets were as follows:

	Six Months Ended June 30,
	2026		2025
	Retirement	Corporate and Other	Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy
	(in millions)
Balance, beginning of period	$107	$141	$117	$160
Capitalization	1	—	1	—
Amortization	(6)	(9)	(6)	(9)
Balance, end of period	$102	$132	$112	$151

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Changes in the Corporate and Other unearned revenue liability were as follows:

	Six Months Ended June 30,
	2026			2025
	UL	VUL	IUL	UL	VUL	IUL
	(in millions)
Balance, beginning of period	$112	$866	$254	$114	$840	$250
Capitalization	5	77	19	7	74	23
Amortization	(4)	(29)	(9)	(4)	(27)	(8)
Recovery of unearned revenue reserves (1)	(3)	(41)	(13)	—	—	—
Balance, end of period	$110	$873	$251	$117	$887	$265
______________
(1)    Related to third party reinsurance transactions.
7)    FAIR VALUE DISCLOSURES
U.S. GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:
Level 1    Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2    Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.
Level 3    Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.
The Company uses unadjusted quoted market prices to measure fair value for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value can neither be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.
Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued are also considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:
Fair Value Measurements as of June 30, 2026

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments
Fixed maturities, AFS:
Corporate (1)	$—	$43,537	$2,967	$46,504
U.S. Treasury, government and agency	—	3,936	—	3,936
States and political subdivisions	—	305	—	305
Foreign governments	—	436	—	436
Residential mortgage-backed (2)	—	7,682	22	7,704
Asset-backed (3)	—	13,966	2,747	16,713
Commercial mortgage-backed	—	4,476	60	4,536
Redeemable preferred stock	—	57	—	57
Total fixed maturities, AFS	—	74,395	5,796	80,191
Fixed maturities, at fair value using the fair value option	—	2,745	203	2,948
Mortgage loans, at fair value using the fair value option	—	—	71	71
Other equity investments (4)	237	169	18	424
Trading securities	393	963	393	1,749
Other invested assets:
Short-term investments	—	106	—	106
Assets of consolidated VIEs/VOEs	42	412	1	455
Swaps	—	(1,047)	—	(1,047)
Credit default swaps	—	(10)	—	(10)
Futures	(2)	—	—	(2)
Options	—	23,904	—	23,904
Forwards	—	94	—	94
Total other invested assets	40	23,459	1	23,500
Cash equivalents	5,872	—	—	5,872
Segregated securities	—	229	—	229
Purchased market risk benefits	—	—	4,710	4,710
Assets for market risk benefits	—	—	940	940
Modco payable (5)	—	—	3	3
Separate Accounts assets (6)	139,559	2,936	—	142,495
Total Assets	$146,101	$104,896	$12,135	$263,132

Liabilities:
Notes issued by consolidated VIEs, at fair value using the fair value option (7)	$—	$2,786	$321	$3,107
SCS, SIO, MSO and IUL indexed features’ liability	—	25,743	—	25,743
Liabilities of consolidated VIEs and VOEs	—	22	—	22
Liabilities for market risk benefits	—	—	8,816	8,816
Contingent payment arrangements	—	—	9	9
Total Liabilities	$—	$28,551	$9,146	$37,697
______________
(1)Corporate fixed maturities includes both public and private issues.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)Includes short position equity securities of $38 million that are reported in other liabilities.
(5)Represents ceded reserves on NI modco (see Note 1 of the Notes to these Consolidated Financial Statements). Reflected in Amounts due from reinsurers.
(6)Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of June 30, 2026, the fair value of such investments was $277 million.
(7)Accrued interest payable of $21 million is reported in Notes issued by consolidated VIEs, at fair value using the fair value option in the consolidated balance sheets, which is not required to be measured at fair value on a recurring basis.
Fair Value Measurements as of December 31, 2025

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments
Fixed maturities, AFS:
Corporate (1)	$—	$42,345	$2,496	$44,841
U.S. Treasury, government and agency	—	3,737	—	3,737
States and political subdivisions	—	310	—	310
Foreign governments	—	482	—	482
Residential mortgage-backed (2)	—	7,086	—	7,086
Asset-backed (3)	—	14,513	1,545	16,058
Commercial mortgage-backed (2)	—	4,552	38	4,590
Redeemable preferred stock	—	58	—	58
Total fixed maturities, AFS	—	73,083	4,079	77,162
Fixed maturities, at fair value using the fair value option	—	2,484	459	2,943
Mortgage loans, at fair value using the fair value option	—	—	50	50
Other equity investments (4)	247	210	17	474
Trading securities	404	882	286	1,572
Other invested assets:
Short-term investments	—	28	68	96
Assets of consolidated VIEs/VOEs	33	318	1	352
Swaps	—	(380)	—	(380)
Credit default swaps	—	(10)	—	(10)
Futures	1	—	—	1
Options	—	21,111	—	21,111
Forwards	—	33	—	33
Total other invested assets	34	21,100	69	21,203
Cash equivalents	4,998	—	—	4,998
Segregated securities	—	499	—	499
Purchased market risk benefits	—	—	5,260	5,260
Assets for market risk benefits	—	—	752	752
Modco payable (5)	—	—	(1)	(1)
Separate Accounts assets (6)	133,142	2,678	—	135,820
Total Assets	$138,825	$100,936	$10,971	$250,732

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Level 1	Level 2	Level 3	Total
	(in millions)
Liabilities:
Notes issued by consolidated VIEs, at fair value using the fair value option (7)	$—	$2,454	$254	$2,708
SCS, SIO, MSO and IUL indexed features’ liability	—	21,819	—	21,819
Liabilities of consolidated VIEs and VOEs	—	20	—	20
Liabilities for market risk benefits	—	—	10,153	10,153
Contingent payment arrangements	—	—	9	9
Total Liabilities	$—	$24,293	$10,416	$34,709
______________
(1)Corporate fixed maturities includes both public and private issues.
(2)Includes publicly traded agency pass-through securities and collateralized obligations.
(3)Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)Includes short position equity securities of $37 million that are reported in other liabilities.
(5)Represents ceded reserves on NI modco (see Note 1 of the Notes to these Consolidated Financial Statements). Reflected in Amounts due from reinsurers.
(6)Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of December 31, 2025, the fair value of such investments was $290 million.
(7)Accrued interest payable of $19 million is reported in Notes issued by consolidated VIEs, at fair value using the fair value option in the consolidated balance sheets, which is not required to be measured at fair value on a recurring basis.
Public Fixed Maturities
The fair values of the Company’s public fixed maturities, including those accounted for using the fair value option, are generally based on prices obtained from independent valuation service providers, for which the Company maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, the Company ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs.
Private Fixed Maturities
The fair values of the Company’s private fixed maturities, including those accounted for using the fair value option are determined from prices obtained from independent valuation service providers. Prices not obtained from an independent valuation service provider are determined by using a discounted cash flow model or a market comparable company valuation technique. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model or a market comparable company valuation technique may also incorporate unobservable inputs, which reflect the Company’s own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.
Mortgage Loans
Fair values for commercial, agricultural and residential mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived based on the appropriate U.S. Treasury rate with a like term to the remaining term of the loan to which a spread reflective of the risk premium associated with the specific loan is added. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Notes Issued by Consolidated VIEs, at Fair Value Using the Fair Value Option
These notes are based on the fair values of corresponding fixed maturity collateral. The CLO liabilities are also reduced by the fair value of the beneficial interests the Company retains in the CLO and the carrying value of any beneficial interests that represent compensation for services. As the notes are valued based on the reference collateral, they are classified as Level 2 or 3.
Freestanding Derivative Positions
The net fair value of the Company’s freestanding derivative positions as disclosed in Note 4 of the Notes to these Consolidated Financial Statements is generally based on prices obtained either from independent valuation service providers or derived by applying market inputs from recognized vendors into industry standard pricing models. The majority of these derivative contracts are traded in the OTC derivative market and are classified in Level 2. The fair values of derivative assets and liabilities traded in the OTC market are determined using quantitative models that require use of the contractual terms of the derivative instruments and multiple market inputs, including interest rates, prices, and indices to generate continuous yield or pricing curves, including overnight index swap curves and volatility factors, which then are applied to value the positions. The predominance of market inputs is actively quoted and can be validated through external sources or reliably interpolated if less observable.
Level Classifications of the Company’s Financial Instruments
Financial Instruments Classified as Level 1
Investments classified as Level 1 primarily include redeemable preferred stock, trading securities, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and derivative contracts, and NAV for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less and are carried at cost as a proxy for fair value measurement due to their short-term nature.
Financial Instruments Classified as Level 2
Investments classified as Level 2 are measured at fair value on a recurring basis and primarily include U.S. government and agency securities, certain corporate debt securities and financial assets and liabilities accounted for using the fair value option, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity. Segregated securities classified as Level 2 are U.S. Treasury bills segregated by AB in a special reserve bank custody account for the exclusive benefit of brokerage customers, as required by Rule 15c3-3 of the Exchange Act and for which fair values are based on quoted yields in secondary markets.
Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as pre-payment, default, and collateral information, for the purpose of measuring the fair value of mortgage- and asset-backed securities. The Company’s AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Certain Company products, such as the SCS, EQUI-VEST variable annuity products, IUL and the MSO fund available in some life contracts, offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected, can currently have one, three, five or six year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g., holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETFs or commodity prices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are classified as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on data obtained from independent valuation service providers.
Financial Instruments Classified as Level 3
The Company’s investments classified as Level 3 primarily include corporate debt securities and financial assets and liabilities accounted for using the fair value option, such as private fixed maturities and asset-backed securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification are fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data.
The Company has certain variable annuity contracts with GMDB, GMIB, GIB and GWBL and other features in-force that guarantee one of the following:
•Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);
•Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);
•Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages;
•Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit, which may include either a five-year or an annual reset; or
•Withdrawal: the withdrawal is guaranteed up to a maximum amount per year for life.
The Company also issues certain benefits on its variable annuity products that are accounted for as MRBs carried at fair value and are also considered Level 3 for fair value leveling.
The GMIBNLG feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates applied to the contract’s benefit base if and when the contract account value is depleted and the NLG feature is activated. The optional GMIB feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates.
The GMWB feature allows the policyholder to withdraw at a minimum, over the life of the contract, an amount based on the contract’s benefit base. The GWBL feature allows the policyholder to withdraw, each year for the life of the contract, a specified annual percentage of an amount based on the contract’s benefit base. The GMAB feature increases the contract account value at the end of a specified period to a GMAB base. The GIB feature provides a lifetime annuity based on predetermined annuity purchase rates if and when the contract account value is depleted. This lifetime annuity is based on predetermined annuity purchase rates applied to a GIB base. The GMDB feature guarantees that the benefit paid upon death will not be less than a guaranteed benefit base. If the contract’s account value is less than the benefit base at the time a death claim is paid, the amount payable will be equal to the benefit base.
The MRBs’ fair value will be equal to the present value of benefits less the present value of ascribed fees. Considerable judgment is utilized by management in determining the assumptions used in determining present value of benefits and ascribed fees related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the significant MRB assumptions).

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Purchased MRB assets, which are accounted for as MRBs carried at fair value, are also considered Level 3 for fair value leveling. The purchased MRB asset fair value reflects the present value of reinsurance premiums, net of recoveries, adjusted for risk margins and nonperformance risk over a range of market consistent economic scenarios, while the MRB asset and liability reflects the present value of expected future payments (benefits) less fees, adjusted for risk margins and nonperformance risk, attributable to the MRB asset and liability over a range of market-consistent economic scenarios.
The valuations of the MRBs and purchased MRB assets incorporate significant non-observable assumptions related to policyholder behavior, risk margins and projections of equity Separate Accounts funds. The credit risks of the counterparty and of the Company are considered in determining the fair values of its MRBs and purchased MRB assets after taking into account the effects of collateral arrangements. Incremental adjustment to the risk-free curve for counterparty non-performance risk is made to the fair values of the purchased MRB assets. Risk margins were applied to the non-capital markets inputs to the MRBs and purchased MRB valuations.
After giving consideration to collateral arrangements, the Company reduced the fair value of its purchased MRB asset by $35 million and $42 million as of June 30, 2026 and December 31, 2025, respectively, to recognize incremental counterparty non-performance risk.
The Company’s Level 3 liabilities include contingent payment arrangements associated with acquisitions in 2020 by AB. At each reporting date, AB estimates the fair values of the contingent consideration expected to be paid based upon revenue and discount rate projections using unobservable market data inputs, which are included in Level 3 of the valuation hierarchy. The Company’s consolidated VIEs/VOEs hold investments that are classified as Level 3, primarily corporate bonds that are vendor priced with no ratings available, bank loans, non-agency collateralized mortgage obligations and asset-backed securities.
Transfers of Financial Instruments Between Levels 2 and 3
During the six months ended June 30, 2026, fixed maturities with fair values of $707 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair values of $828 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 178.9% of total equity as of June 30, 2026.
During the six months ended June 30, 2025, fixed maturities with fair values of $882 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair values of $367 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 47.9% of total equity as of June 30, 2025.
The tables below present reconciliations for all Level 3 assets and liabilities and changes in unrealized gains (losses). Not included below are the changes in balances related to MRBs and purchased MRBs Level 3 assets and liabilities, which are included in Note 9 of the Notes to these Consolidated Financial Statements.

	Three Months Ended June 30, 2026
	Corporate	Asset-backed	RMBS	CMBS	Fixed maturities, at FVO	Mortgage Loans, at FVO
	(in millions)
Balance, beginning of period	$2,740	$1,636	$—	$40	$439	$72
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	3	—	—	—	21	—
Investment gains (losses), net	(11)	—	—	—	(1)	(1)
Subtotal	(8)	—	—	—	20	(1)
Other comprehensive income (loss)	(2)	(10)	—	—	—	—
Purchases	1,201	708	22	20	(10)	—
Debt issuances	—	—	—	—	—	—

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2026
	Corporate	Asset-backed	RMBS	CMBS	Fixed maturities, at FVO	Mortgage Loans, at FVO
	(in millions)
Sales	(967)	(240)	—	—	(5)	—
Settlements	—	—	—	—	—	—
Change in fair value of Modco payable	—	—	—	—	—	—
Other	—	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—	—	—
Transfers into Level 3 (1)	12	653	—	—	(55)	—
Transfers out of Level 3 (1)	(9)	—	—	—	(186)	—
Balance, end of period	$2,967	$2,747	$22	$60	$203	$71

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$—	$20	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$(16)	$(11)	$—	$—	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values. Negative transfers into Level 3 and positive transfers out of Level 3 represent transfers in prior quarters that were sold in the current quarter.
(2)For instruments held as of June 30, 2026, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2026
	Other Equity Investments (3)	Trading Securities, at Fair Value	Modco Payable	Notes issued by consolidated VIEs	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$23	$347	$2	$(293)	$(9)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	1	(2)	—	—	—
Investment gains (losses), net	—	3	—	—	—
Subtotal	1	1	—	—	—
Other comprehensive income (loss)	—	—	—	—	—
Purchases	6	56	—	—	—
Debt issuances	—	—	—	(28)	—
Sales	(7)	(13)	—	—	—
Settlements	—	—	—	—	—
Change in fair value of Modco payable	—	—	1	—	—
Other	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—	—
Transfers into Level 3 (1)	(4)	2	—	—	—
Transfers out of Level 3 (1)	—	—	—	—	—
Balance, end of period	$19	$393	$3	$(321)	$(9)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$1	$—	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$—	$—	$—	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values. Negative transfers into Level 3 and positive transfers out of Level 3 represent transfers in prior quarters that were sold in the current quarter.
(2)For instruments held as of June 30, 2026, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.
(3)Other Equity Investments include other invested assets.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2025
	Corporate	Asset-backed	RMBS	CMBS
	(in millions)
Balance, beginning of period	$1,831	$648	$—	$8
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	2	—	—	—
Investment gains (losses), net	—	—	—	—
Subtotal	2	—	—	—
Other comprehensive income (loss)	17	3	1	1
Purchases	279	398	14	11
Sales	(292)	(11)	—	(5)
Settlements	—	—	(3)	—
Change in fair value of modco payable	—	—	—	—
Other	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3 (1)	98	—	19	4
Transfers out of Level 3 (1)	74	(102)	—	—
Balance, end of period	$2,009	$936	$31	$19
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$14	$—	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values. Negative transfers into Level 3 and positive transfers out of Level 3 represent transfers in prior quarters that were sold in the current quarter.
(2)For instruments held as of June 30, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2025
	Fixed maturities, at FVO	Other Equity Investments (3)	Trading Securities, at Fair Value	Notes issued by consolidated VIEs	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$263	$18	$109	$(168)	$(8)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	(1)	1	—	—	—
Investment gains (losses), net	—	—	—	—	—
Subtotal	(1)	1	—	—	—
Other comprehensive income (loss)	—	—	—	—	—
Purchases	87	11	18	—	—
Debt issuances	—	—	—	(2)	—
Sales	(27)	(16)	—	—	—
Settlements	—	—	—	12	—
Change in fair value of modco payable	—	—	—	—	—
Other	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	(1)	—	—	—
Transfers into Level 3 (1)	63	—	—	—	—
Transfers out of Level 3 (1)	25	—	—	—	—
Balance, end of period	$410	$13	$127	$(158)	$(8)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$(1)	$1	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$—	$—	$—	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values. Negative transfers into Level 3 and positive transfers out of Level 3 represent transfers in prior quarters that were sold in the current quarter.
(2)For instruments held as of June 30, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.
(3)Other Equity Investments include other invested assets.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2026
	Corporate	Asset-backed	RMBS	CMBS	Fixed maturities, at FVO	Mortgage Loans, at FVO
	(in millions)
Balance, beginning of period	$2,496	$1,545	$—	$38	$459	$50
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	4	—	—	—	14	—
Investment gains (losses), net	(20)	(4)	—	—	(1)	(4)
Subtotal	(16)	(4)	—	—	13	(4)
Other comprehensive income (loss)	(21)	(22)	—	(1)	—	—
Purchases	1,665	1,027	22	23	36	25
Debt issuances	—	—	—	—	—	—
Sales	(1,078)	(355)	—	—	(16)	—
Settlements	—	—	—	—	—	—
Change in fair value of modco payable	—	—	—	—	—	—
Other	—	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—	—	—
Transfers into Level 3 (1)	33	722	—	—	71	—
Transfers out of Level 3 (1)	(112)	(166)	—	—	(360)	—
Balance, end of period	$2,967	$2,747	$22	$60	$203	$71
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$—	$14	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$(35)	$(22)	$—	$(1)	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)For instruments held as of June 30, 2026, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2026
	Other Equity Investments (1)	Trading Securities, at Fair Value	Short-term investments	Modco Payable	Notes issued by consolidated VIEs	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$18	$286	$68	$(1)	$(254)	$(9)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	1	(2)	—	—	—	—
Investment gains (losses), net	—	3	—	—	—	—
Subtotal	1	1	—	—	—	—
Other comprehensive income (loss)	—	—	—	—	—	—
Purchases	11	120	—	—	—	—
Debt issuances	—	—	—	—	(72)	—
Sales	(11)	(15)	—	—	—	—
Settlements	—	—	—	—	5	—
Change in fair value of modco payable	—	—	—	4	—	—
Other	—	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—	—	—
Transfers into Level 3 (2)	—	2	—	—	—	—
Transfers out of Level 3 (2)	—	(1)	(68)	—	—	—
Balance, end of period	$19	$393	$—	$3	$(321)	$(9)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (3)	$1	$—	$—	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (3)	$—	$—	$—	$—	$—	$—
______________
(1)Other Equity Investments include other invested assets.
(2)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(3)For instruments held as of June 30, 2026, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2025
	Corporate (3)	Asset-backed	RMBS	CMBS	Fixed maturities, at FVO
	(in millions)
Balance, beginning of period	$2,472	$232	$—	$8	$275
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	3	—	—	—	1
Investment gains (losses), net	(3)	—	—	—	(4)
Subtotal	—	—	—	—	(3)
Other comprehensive income (loss)	28	6	1	1	—
Purchases	424	784	14	11	199
Debt issuances	—	—	—	—	—
Sales	(390)	(133)	(3)	(5)	(41)
Settlements	—	—	—	—	—
Change in fair value of modco payable	—	—	—	—	—
Other	—	—	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—	—
Transfers into Level 3 (1)	98	149	19	4	95
Transfers out of Level 3 (1)	(623)	(102)	—	—	(115)
Balance, end of period	$2,009	$936	$31	$19	$410
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (2)	$—	$—	$—	$—	$(1)
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (2)	$22	$3	$1	$—	$—
______________
(1)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)For instruments held as of June 30, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

	Six Months Ended June 30, 2025
	Other Equity Investments (1)	Trading Securities, at Fair Value	Notes issued by consolidated VIEs	Contingent Payment Arrangement
	(in millions)
Balance, beginning of period	$55	$80	$(172)	$(9)
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	1	—	—	—
Investment gains (losses), net	—	—	—	—
Subtotal	1	—	—	—
Other comprehensive income (loss)	—	—	—	—
Purchases	14	47	—	—
Debt issuances	—	—	(3)	—
Sales	(16)	—	—	—
Settlements	—	—	17	1
Change in fair value of modco payable	—	—	—	—

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2025
	Other Equity Investments (1)	Trading Securities, at Fair Value	Notes issued by consolidated VIEs	Contingent Payment Arrangement
	(in millions)
Other	—	—	—	—
Activity related to consolidated VIEs/VOEs	(1)	—	—	—
Transfers into Level 3 (2)	2	—	—	—
Transfers out of Level 3 (2)	(42)	—	—	—
Balance, end of period	$13	$127	$(158)	$(8)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period (3)	$1	$—	$—	$—
Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period (3)	$—	$—	$—	$—
_____________
(1)Other Equity Investments include other invested assets.
(2)Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(3)For instruments held as of June 30, 2025, amounts are included in Net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Quantitative and Qualitative Information about Level 3 Fair Value Measurements
The following tables disclose quantitative information about Level 3 fair value measurements by category for assets and liabilities:
Quantitative Information about Level 3 Fair Value Measurements as of June 30, 2026

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average (2)
	(Dollars in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate	$1,063	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value Benchmark analysis	4.3x - 26.0x 5.9% - 48.2% 0.9x - 15.4x 3.3% - 45.3% 3.6% - 7.8%	12.6x 7.6% 5.9x 14.2% 4.7%
Trading securities, at fair value (5)	82	Discounted cash flow	Earnings multiple Discount factor Discount years	10.9x 10.0% 7
Trading securities, at fair value (5)	246	Market comparable companies	EBITDA Multiples Cashflow Multiples	6.2x - 26.0x 0.7x - 11.8x	14.4x 7.1x
Mortgage loans, at fair value using the fair value option	71	Discounted cash flow	Discount rate Loan to value	6.4% - 6.8% 64.0% - 66.0%	6.6% 65.0%
Purchased MRB asset (1) (2) (4)	4,710	Discounted cash flow	Lapse rates Withdrawal rates GMIB Utilization rates Non-performance risk Volatility rates - Equity Mortality: Ages 0-40 Ages 41-60 Ages 61-115	0.04% - 13.67% 0.12% - 6.51% 0.04% - 63.69% 1 bps - 78 bps 13.74% - 28.52% 0.01% - 0.17% 0.06% - 0.51% 0.31% - 40.40%	2.52% 0.62% 6.52% 6 bps 22.65% 3.53% (same for all ages) (same for all ages)
Liabilities:
AB Contingent consideration payable	$9	Discounted cash flow	Expected revenue growth rates Discount rate	2.0% - 8.0% 1.9% - 1.9%	4.9% 1.9%
Direct MRB (1) (2) (3) (4)	7,876	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115	94 bps 0.04% - 38.09% 0.00% - 8.00% 0.04% - 100.00% 0.01% - 0.17% 0.06% - 0.51% 0.31% - 40.40%	94 bps 4.28% 0.67% 5.06% 3.04% (same for all ages) (same for all ages)
______________
(1)Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.
(2)Lapses and pro rata withdrawal rates were developed as a function of the policy account value. Dollar-for-dollar withdrawal rates were developed as a function of the dollar-for-dollar threshold, the dollar-for-dollar limit. Utilization rates were developed as a function of the benefit base.
(3)MRB liabilities are shown net of MRB assets. Net amount is made up of $8.8 billion of MRB liabilities and $940 million of MRB assets.
(4)Includes Legacy and Core products.
(5)Certain newly acquired Level 3 Trading securities are not presented as cost basis approximates fair value as of June 30, 2026.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2025

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average (2)
	(Dollars in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate	$1,189	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value	4.8x - 34.0x 7.3% - 21.3% 0.6x - 29.5x 2.1% - 80.0%	13.8x 3.4% 15.0x 10.3%
Other equity investments	3	Discounted Cash Flow	Earnings Multiple	6.9x - 9.4x	6.9x
Trading securities, at fair value (5)	83	Discounted cash flow	Earnings multiple Discounts factor Discount years	10.9x 10.0% 7
Trading securities, at fair value (5)	139	Market comparable companies	EBITDA multiples Cashflow Multiples	6.8x - 34.0x 4.0x - 29.5x	15.1x 7.6x
Mortgage loans, at fair value using the fair value option	50	Discounted cash flow	Discount rate Loan to value	5.1% - 5.7% 64.0% - 64.5%
Purchased MRB asset (1) (2) (4)	5,260	Discounted cash flow	Lapse rates Withdrawal rates GMIB Utilization rates Non-performance risk Volatility rates - Equity Mortality: Ages 0-40 Ages 41-60 Ages 61-115	0.04% - 13.67% 0.12% - 6.51% 0.04% - 63.69% 3 bps - 85 bps 13% - 29% 0.01% - 0.17% 0.06% - 0.51% 0.31% - 40.40%	2.34% 0.68% 6.87% 7 bps 23% 3.41% (same for all ages) (same for all ages)
Liabilities:
AB Contingent consideration payable	$9	Discounted cash flow	Expected revenue growth rates Discount rate	2.0% - 13.3% 1.9% - 1.9%	6.8% 1.9%
Direct MRB (1) (2) (3) (4)	9,401	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115	77 bps 0.04% - 38.09% 0.00% - 8.00% 0.04% - 100.00% 0.01% - 0.17% 0.06% - 0.51% 0.31% - 40.40%	77 bps 4.09% 0.83% 5.29% 2.95% (same for all ages) (same for all ages)
______________
(1)Mortality rates vary by age and demographic characteristic such as gender and benefits elected with the policy. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.
(2)Lapses and pro rata withdrawal rates were developed as a function of the policy account value. Dollar-for-dollar withdrawal rates were developed as a function of the dollar-for-dollar threshold, the dollar-for-dollar limit. Utilization rates were developed as a function of the benefit base.
(3)MRB liabilities are shown net of MRB assets. Net amount is made up of $10.2 billion of MRB liabilities and $752 million of MRB assets.
(4)Includes Legacy and Core products.
(5)Certain newly acquired Level 3 Trading securities are not presented as cost basis approximates fair value as of December 31, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Level 3 Financial Instruments for which Quantitative Inputs are Not Available
Certain Privately Placed Debt Securities with Limited Trading Activity
Excluded from the tables above as of June 30, 2026 and December 31, 2025, respectively, are approximately $5.0 billion and $3.5 billion of Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including residential mortgage- and asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.
•The fair value of private placement securities is determined by application of a matrix pricing model or a market comparable company value technique. The significant unobservable input to the matrix pricing model valuation technique is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities. The significant unobservable input to the market comparable company valuation technique is the discount rate. Generally, a significant increase (decrease) in the discount rate would result in significantly lower (higher) fair value measurements of these securities.
•Residential mortgage-backed securities classified as Level 3 primarily consist of non-agency paper with low trading activity. Included in the tables above as of June 30, 2026 and December 31, 2025, there were no Level 3 securities that were determined by application of a matrix pricing model and for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Generally, a change in spreads would lead to directionally inverse movement in the fair value measurements of these securities.
•Asset-backed securities classified as Level 3 primarily consist of non-agency mortgage loan trust certificates, including subprime and Alt-A paper, credit risk transfer securities, and equipment financings. Included in the tables above as of June 30, 2026 and December 31, 2025, there were no securities that were determined by the application of matrix-pricing for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Significant increases (decreases) in spreads would have resulted in significantly lower (higher) fair value measurements.
Other Equity Investments
Included in other equity investments classified as Level 3 are venture capital securities in the Technology, Media and Telecommunications industries. The fair value measurements of these securities include significant unobservable inputs, including an enterprise value to revenue multiples and a discount rate to account for liquidity and various risk factors. Significant increases (decreases) in the enterprise value to revenue multiple inputs in isolation would have resulted in a significantly higher (lower) fair value measurement. Significant increases (decreases) in the discount rate would have resulted in a significantly lower (higher) fair value measurement.
Market Risk Benefits
Significant unobservable inputs with respect to the fair value measurement of the purchased MRB assets and MRB liabilities identified in the table above are developed using Company data. Future policyholder behavior is an unobservable market assumption and, as such, all aspects of policyholder behavior are derived based on recent historical experience. These policyholder behaviors include lapses, pro rata withdrawals, dollar-for-dollar withdrawals, GMIB utilization, deferred mortality and payout phase mortality. Many of these policyholder behaviors have dynamic adjustment factors based on the relative value of the rider as compared to the account value in different economic environments. This applies to all variable annuity related products; products with GMxB riders including but not limited to GMIB, GMDB, and GWBL.
Lapse rates are adjusted at the contract level based on a comparison of the value of the GMxB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse. For valuing purchased MRB assets and MRB liabilities, lapse rates vary throughout the period over which cash flows are projected.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Carrying Value of Financial Instruments Not Otherwise Disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements
The carrying values and fair values for financial instruments not otherwise disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements were as follows:
Carrying Values and Fair Values for Financial Instruments Not Otherwise Disclosed

	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(in millions)
June 30, 2026:
Mortgage loans on real estate	$24,795	$—	$—	$23,887	$23,887
Policy loans	$1,846	$—	$—	$1,920	$1,920
Policyholders’ liabilities: Investment contracts	$3,375	$—	$—	$3,336	$3,336
Modco payable (1)	$349	$—	$—	$349	$349
Funding agreements (2)	$19,987	$—	$19,865	$—	$19,865
Short-term debt	$—	$—	$—	$—	$—
Long-term debt	$3,839	$—	$3,743	$—	$3,743
Separate Accounts liabilities	$13,197	$—	$—	$13,197	$13,197

December 31, 2025:
Mortgage loans on real estate	$22,668	$—	$—	$21,907	$21,907
Policy loans	$1,862	$—	$—	$1,958	$1,958
Policyholders’ liabilities: Investment contracts	$2,808	$—	$—	$2,777	$2,777
Modco payable (1)	$323	$—	$—	$323	$323
Funding agreements	$17,996	$—	$17,916	$—	$17,916
Short-term debt	$25	$—	$25	$—	$25
Long-term debt	$3,835	$—	$3,814	$—	$3,814
Separate Accounts liabilities	$12,365	$—	$—	$12,365	$12,365
______________
(1)Modco payable is reported in Amounts due from reinsurers in the consolidated balance sheets.
(2)Excludes accrued interest of $103 million as of June 30, 2026.
Policy Loans
The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. Treasury yield curve and historical loan repayment patterns.
Policyholder Liabilities - Investment Contracts and Separate Accounts Liabilities
The fair values for deferred annuities and certain annuities, which are included in policyholders’ account balances, and liabilities for investment contracts with fund investments in Separate Accounts, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk. Certain other products such as the Company’s association plans contracts, supplementary contracts not involving life contingencies, Access Accounts and Escrow Shield Plus product reserves are held at book value.
Funding Agreements
The fair values of Equitable Financial and Equitable America’s FHLB long term funding agreements’ are determined based on indicative market rates published by the FHLB, and modeled for each note’s fair market value. FHLB short-term funding agreements’ fair values are reflective of notional/par value.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The fair values of Equitable Financial and Equitable America’s FABN funding agreements are determined by the Bloomberg Valuation pricing service, which uses direct observations or observed comparables.
The fair value of Equitable Financial’s FABCP funding agreements are reflective of the notional/par value outstanding.
The fair values of Equitable Financial’s Farmer Mac funding agreements are determined based on indicative market rates provided by Farmer Mac and modeled for each note’s fair market value.

Short-term Debt
The Company’s short-term debt primarily includes long-term debt that has been reclassified to short-term due to an upcoming maturity date within one year. The fair values for the Company’s short-term debt are determined by the Bloomberg Valuation pricing service, which uses direct observations or observed comparables.
Long-term Debt
The fair values for the Company’s long-term debt are determined by the Bloomberg Valuation pricing service, which uses direct observations or observed comparables.
Financial Instruments Exempt from Fair Value Disclosure or Otherwise Not Required to be Disclosed
Exempt from Fair Value Disclosure Requirements
Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts, limited partnerships accounted for under the equity method and pension and other postretirement obligations.
Otherwise Not Required to be Included in the Table Above
The Company’s investment in COLI policies is recorded at their cash surrender value and therefore are not required to be included in the table above. See Note 2 of the Notes to these Consolidated Financial Statements for further description of the Company’s accounting policy related to its investment in COLI policies.
8)    LIABILITIES FOR FUTURE POLICYHOLDER BENEFITS
The following table reconciles the net liability for future policy benefits and liability of death benefits to the liability for future policy benefits in the consolidated balance sheets:

	June 30, 2026	December 31, 2025
	(in millions)
Reconciliation
Term	$1,202	$1,241
Payout	5,345	5,243
Group Pension - Benefit Reserve & DPL	407	432
Health	1,252	1,316
UL	1,355	1,328
Subtotal	9,561	9,560
Whole Life Closed Block and Open Block products	4,839	4,980
Other (1)	928	936
Future policyholder benefits total	15,328	15,476
Other policyholder funds and dividends payable	2,044	2,184
Total	$17,372	$17,660
_____________
(1)Primarily consists of future policy benefits related to Protective Life and Annuity, Assumed Life and Disability, Group Life Run off, Variable Interest Sensitive Life rider and EB.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following table summarizes balances and changes in the liability for future policy benefits for nonparticipating traditional and limited pay contracts:

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
	Retirement	Corporate & Other			Retirement	Corporate & Other
	Payout	Term	Group Pension	Health	Payout	Term	Group Pension	Health
	(in millions)
Present Value of Expected Net Premiums
Balance, beginning of period	$—	$1,818	$—	$(23)	$—	$1,932	$—	$(25)
Beginning balance at original discount rate	—	1,802	—	(24)	—	1,959	—	(26)
Effect of changes in cash flow assumptions	—	(3)	—	—	—	—	—	—
Effect of actual variances from expected experience	—	(51)	—	(1)	—	(54)	—	(2)
Adjusted beginning of period balance	—	1,748	—	(25)	—	1,905	—	(28)
Issuances	—	15	—	—	—	20	—	—
Interest accrual	—	43	—	—	—	47	—	(1)
Net premiums collected	—	(81)	—	2	—	(90)	—	3
Ending Balance at original discount rate	—	1,725	—	(23)	—	1,882	—	(26)
Effect of changes in discount rate assumptions	—	(15)	—	1	—	—	—	1
Balance, end of period	$—	$1,710	$—	$(22)	$—	$1,882	$—	$(25)

Present Value of Expected Future Policy Benefits
Balance, beginning of period	$5,243	$3,058	$432	$1,293	$5,050	$3,216	$460	$1,337
Beginning balance of original discount rate	5,402	2,991	472	1,458	5,390	3,215	514	1,555
Effect of changes in cash flow assumptions (1)	(15)	7	—	—	(468)	—	—	—
Effect of actual variances from expected experience	(3)	(74)	—	(1)	(3)	(73)	—	(7)
Adjusted beginning of period balance	5,384	2,924	472	1,457	4,919	3,142	514	1,548
Issuances	365	16	—	—	398	22	—	—
Interest accrual	105	73	8	24	99	79	9	25
Benefits payments	(286)	(116)	(28)	(71)	(251)	(120)	(31)	(75)
Ending Balance at original discount rate	5,568	2,897	452	1,410	5,165	3,123	492	1,498
Effect of changes in discount rate assumptions	(223)	14	(45)	(180)	(229)	45	(45)	(187)
Balance, end of period	$5,345	$2,911	$407	$1,230	$4,936	$3,168	$447	$1,311
Impact of flooring LFPB at zero	—	1	—	—	—	1	—	—
Net liability for future policy benefits	5,345	1,202	407	1,252	4,936	1,287	447	1,336
Less: Reinsurance recoverable	(1,261)	(889)	—	(972)	(1,027)	2	—	(1,044)
Net liability for future policy benefits, after reinsurance recoverable	$4,084	$313	$407	$280	$3,909	$1,289	$447	$292

Weighted-average duration of liability for future policyholder benefits (years)	7.4	6.9	6.8	8.0	7.6	6.8	6.9	8.3
______________
(1)Includes the net income impact due to novation as described in Note 1.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following table provides the amount of undiscounted and discounted expected gross premiums and expected future benefits and expenses related to nonparticipating traditional and limited payment contracts:

	June 30, 2026	December 31, 2025
	(in millions)
Term
Expected future benefit payments and expenses (undiscounted)	$5,037	$5,214
Expected future gross premiums (undiscounted)	6,070	6,250
Expected future benefit payments and expenses (discounted; AOCI basis)	2,904	3,058
Expected future gross premiums (discounted; AOCI basis)	3,279	3,424

Payout
Expected future benefit payments and expenses (undiscounted)	7,925	7,683
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted; AOCI basis)	5,225	5,127
Expected future gross premiums (discounted; AOCI basis)	—	—

Group Pension
Expected future benefit payments and expenses (undiscounted)	552	578
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted; AOCI basis)	388	412
Expected future gross premiums (discounted; AOCI basis)	—	—

Health
Expected future benefit payments and expenses (undiscounted)	1,914	1,987
Expected future gross premiums (undiscounted)	56	60
Expected future benefit payments and expenses (discounted; AOCI basis)	1,225	1,280
Expected future gross premiums (discounted; AOCI basis)	$44	$48

The table below summarizes the revenue and interest related to nonparticipating traditional and limited payment contracts:

	Six Months Ended June 30,
	2026	2025	2026	2025
	Gross Premium		Interest Accretion
	(in millions)
Revenue and Interest Accretion
Term	$125	$161	$30	$32
Payout	81	116	110	105
Group Pension	—	—	8	9
Health	3	5	25	26
Total	$209	$282	$173	$172

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The following table provides the weighted average interest rates for the liability for future policy benefits:

	June 30, 2026	December 31, 2025
Weighted Average Interest Rate
Term
Interest accretion rate	5.5%	5.6%
Current discount rate	5.2%	4.9%
Payout
Interest accretion rate	4.6%	4.5%
Current discount rate	5.2%	5.0%
Group Pension
Interest accretion rate	3.3%	3.4%
Current discount rate	5.1%	4.8%
Health
Interest accretion rate	3.4%	3.4%
Current discount rate	5.3%	5.0%
The following table provides the balance, changes in and the weighted average durations of the additional insurance liabilities:

	Six Months Ended June 30,
	2026	2025
	Corporate and Other
	UL
	(in millions)
Balance, beginning of period	$1,328	$1,246
Beginning balance before AOCI adjustments	1,347	1,302
Effect of changes in interest rate & cash flow assumptions and model changes	—	—
Effect of actual variances from expected experience	1	4
Adjusted beginning of period balance	1,348	1,306
Interest accrual	30	29
Net assessments collected	31	34
Benefit payments	(39)	(45)
Ending balance before shadow reserve adjustments	1,370	1,324
Effect of reserve adjustment recorded in AOCI	(15)	(53)
Balance, end of period	$1,355	$1,271

Net liability for additional liability	$1,355	$1,271
Less: Reinsurance recoverable	(1,117)	—
Net liability for additional liability, after reinsurance recoverable	$238	$1,271

Weighted-average duration of additional liability - death benefit (years)	18.1	19.1

The following tables provide the revenue, interest and weighted average interest rates, related to the additional insurance liabilities:

	Six Months Ended June 30,
	2026	2025	2026	2025
	Assessments		Interest Accretion
	(in millions)
Revenue and Interest Accretion
UL	$292	$316	$30	$29
Total	$292	$316	$30	$29

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	June 30, 2026	December 31, 2025

Weighted Average Interest Rate
UL	4.5%	4.5%
Interest accretion rate	4.5%	4.5%
The discount rate used for additional insurance liabilities reserve is based on the crediting rate at issue.
9)    MARKET RISK BENEFITS
The following table presents the balances and changes to the balances for MRBs for the GMxB benefits on deferred variable annuities:

	Three Months Ended June 30,
	2026				2025
	Retirement	Corporate and Other			Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	Legacy Purchased MRB	Net Legacy	GMxB Core	GMxB Legacy	Legacy Purchased MRB	Net Legacy
	(in millions)
Balance, beginning of period	$806	$8,335	$(5,265)	$3,070	$717	$9,505	$(5,973)	$3,532
Balance BOP before changes in the instrument specific credit risk	576	8,061	(5,256)	2,805	495	9,336	(5,957)	3,379
Model changes and effect of changes in cash flow assumptions	16	—	—	—	(7)	8	5	13
Actual market movement effect	(339)	(1,018)	445	(573)	(173)	(620)	264	(356)
Interest accrual	14	66	(43)	23	10	96	(58)	38
Attributed fees accrued (1)	110	150	(37)	113	109	161	(39)	122
Benefit payments	(12)	(263)	116	(147)	(12)	(285)	128	(157)
Actual policyholder behavior different from expected behavior	6	17	(6)	11	7	22	(14)	8
Changes in future economic assumptions	(49)	(78)	76	(2)	(42)	(232)	140	(92)
Issuances	—	—	—	—	(2)	—	—	—
Balance EOP before changes in the instrument-specific credit risk	322	6,935	(4,705)	2,230	385	8,486	(5,531)	2,955
Changes in the instrument-specific credit risk (2)	281	421	(5)	416	268	326	(10)	316
Balance, end of period	$603	$7,356	$(4,710)	$2,646	$653	$8,812	$(5,541)	$3,271

Weighted-average age of policyholders (years)	66.8	74.6	74.0	N/A	65.9	74.0	73.4	N/A
Net amount at risk	$2,799	$13,628	$6,145	N/A	$2,953	$15,835	$7,099	N/A
______________
(1)Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)Changes are recorded in OCI except for reinsurer credit which is reflected in the consolidated income statement.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30,
	2026				2025
	Retirement	Corporate and Other			Retirement	Corporate and Other
	GMxB Core	GMxB Legacy	Legacy Purchased MRB (3)	Net Legacy	GMxB Core	GMxB Legacy	Legacy Purchased MRB (3)	Net Legacy
	(in millions)
Balance, beginning of period	$804	$8,633	$(5,258)	$3,375	$496	$10,508	$(7,372)	$3,136
Balance BOP before changes in the instrument specific credit risk	394	7,925	(5,263)	2,662	163	9,735	(7,368)	2,367
Model changes and effect of changes in cash flow assumptions (4)	16	(37)	55	18	(7)	(1,336)	1,860	524
Actual market movement effect	(243)	(715)	305	(410)	(102)	(271)	148	(123)
Interest accrual	30	141	(89)	52	25	202	(122)	80
Attributed fees accrued (1)	207	299	(89)	210	203	326	(99)	227
Benefit payments	(24)	(527)	238	(289)	(23)	(565)	257	(308)
Actual policyholder behavior different from expected behavior	11	41	(21)	20	20	42	(14)	28
Changes in future economic assumptions	(71)	(192)	159	(33)	105	353	(193)	160
Issuances	2	—	—	—	1	—	—	—
Balance EOP before changes in the instrument-specific credit risk	322	6,935	(4,705)	2,230	385	8,486	(5,531)	2,955
Changes in the instrument-specific credit risk (2)	281	421	(5)	416	268	326	(10)	316
Balance, end of period	$603	$7,356	$(4,710)	$2,646	$653	$8,812	$(5,541)	$3,271

Weighted-average age of policyholders (years)	66.8	74.6	74.0	N/A	65.9	74.0	73.4	N/A
Net amount at risk	$2,799	$13,628	$6,145	N/A	$2,953	$15,835	$7,099	N/A
_____________
(1)Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)Changes are recorded in OCI except for reinsurer credit which is reflected in the consolidated income statement.
(3)Purchased MRB is the impact of non-affiliated reinsurance.
(4)Includes the net income impact of the novation, as described in Note 1 of the Notes to these Consolidated Financial Statements, in the first quarter of 2025 and the impact primarily of a non-affiliated recapture of reinsurance completed in the first quarter of 2024.

The following table reconciles MRBs by the amounts in an asset position and amounts in a liability position to the MRB amounts in the consolidated balance sheets:

	June 30, 2026					December 31, 2025
	Direct Asset	Direct Liability	Net Direct MRB	Purchased MRB	Total	Direct Asset	Direct Liability	Net Direct MRB	Purchased MRB	Total
	(in millions)
Retirement
GMxB Core	$(518)	$1,121	$603	$—	$603	$(436)	$1,240	$804	$—	$804
Corporate and Other
GMxB Legacy	(251)	7,607	7,356	(4,710)	2,646	(190)	8,823	8,633	(5,258)	3,375
Other (1)	(171)	88	(83)	—	(83)	(126)	90	(36)	(2)	(38)
Total	$(940)	$8,816	$7,876	$(4,710)	$3,166	$(752)	$10,153	$9,401	$(5,260)	$4,141
______________
(1)Other primarily includes SCS.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
10)     POLICYHOLDER ACCOUNT BALANCES
The following table reconciles the policyholders account balances to the policyholders’ account balance liability in the consolidated balance sheets:

	June 30, 2026	December 31, 2025
	(in millions)
Policyholders’ account balance reconciliation
Retirement
SCS	$90,076	$80,752
EQUI-VEST Individual	1,738	1,819
EQUI-VEST Group	10,905	10,968
Momentum	438	489
GMxB Core	(70)	(52)
Corporate and Other
Universal Life	4,868	4,924
Variable Universal Life	5,288	5,165
GMxB Legacy	216	222
Other (1)	12,896	11,150
Balance (exclusive of Funding Agreements)	126,355	115,437
Funding Agreements	20,090	17,996
Balance, end of period	$146,445	$133,433
_____________
(1)Primarily reflects products Retirement Payout, Retirement Other, Indexed Universal Life, Investment Edge, Group Pension and Closed Block.
The following table summarizes the balances and changes in policyholder’s account balances:

	Six Months Ended June 30, 2026
	Retirement					Corporate and Other
	GMxB Core	SCS (1)	EQUI-VEST Individual	EQUI-VEST Group	Momentum	Universal Life	Variable Universal Life	GMxB Legacy
	(Dollars in millions)
Balance, beginning of period	$(52)	$80,752	$1,819	$10,968	$489	$4,924	$5,165	$222
Premiums received	45	435	16	295	20	271	37	2
Policy charges	6	(52)	—	(3)	—	(314)	(143)	17
Surrenders and withdrawals	(15)	(3,379)	(110)	(649)	(56)	(40)	(35)	(29)
Benefit payments	—	(241)	(23)	(34)	(1)	(79)	(20)	(8)
Net transfers from (to) Separate Account	(56)	6,473	10	153	(19)	—	176	5
Interest credited (2)	2	6,088	26	175	5	106	108	6
Other (4)	—	—	—	—	—	—	—	1
Balance, end of period	$(70)	$90,076	$1,738	$10,905	$438	$4,868	$5,288	$216

Weighted-average crediting rate	1.84%	N/A	2.99%	2.66%	2.30%	3.85%	3.67%	2.78%
Net amount at risk (3)	$2,799	$3	$94	$6	$—	$30,087	$116,980	$13,628
Cash surrender value	$160	$85,864	$1,733	$10,857	$438	$3,266	$3,247	$401
______________
(1)SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) Separate Account.
(2)SCS and EQUI-VEST Group includes amounts related to the change in embedded derivative.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
(3)For life insurance products, the net amount at risk is the death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.
(4)Includes the PAB from the policies novated to Venerable, as described in Note 1 of the Notes to these Consolidated Financial Statements.

	Six Months Ended June 30, 2025
	Retirement					Corporate and Other
	GMxB Core	SCS (1)	EQUI-VEST Individual	EQUI-VEST Group	Momentum	Universal Life	Variable Universal Life	GMxB Legacy
	(Dollars in millions)
Balance, beginning of period	$(4)	$65,267	$2,037	$11,158	$527	$5,065	$4,982	$226
Premiums received	91	5	18	293	26	300	60	5
Policy charges	4	(24)	—	(3)	—	(335)	(139)	18
Surrenders and withdrawals	(15)	(2,534)	(127)	(688)	(53)	(43)	(2)	(32)
Benefit payments	(1)	(179)	(33)	(32)	(1)	(122)	(70)	(8)
Net transfers from (to) Separate Account	(106)	6,760	8	237	(7)	—	117	5
Interest credited (2)	4	2,247	29	165	6	108	113	6
Other	—	—	—	—	—	—	—	33
Balance, end of period	$(27)	$71,542	$1,932	$11,130	$498	$4,973	$5,061	$253

Weighted-average crediting rate	1.97%	N/A	2.96%	2.75%	2.48%	3.83%	3.67%	2.78%
Net amount at risk (3)	$2,953	$—	$100	$7	$—	$32,105	$117,332	$15,835
Cash surrender value	$202	$68,284	$1,927	$11,084	$499	$3,323	$3,176	$452
______________
(1)SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) Separate Account.
(2)SCS and EQUI-VEST includes amounts related to the change in embedded derivative.
(3)For life insurance products, the net amount at risk is the death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.
The following table presents the account values by range of guaranteed minimum crediting rates and the related range of the difference in basis points, between rates being credited policyholders and the respective guaranteed minimums:

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

June 30, 2026
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
( in millions)
Retirement
GMxB Core	0.00% - 1.50%	$—	$9	$128	$—	$137
	1.51% - 2.50%	20	—	—	—	20
	Greater than 2.50%	5	—	—	—	5
	Total	$25	$9	$128	$—	$162

EQUI-VEST Individual	0.00% - 1.50%	$—	$—	$213	$—	$213
	1.51% - 2.50%	10	17	—	—	27
	Greater than 2.50%	1,498	—	—	—	1,498
	Total	$1,508	$17	$213	$—	$1,738

EQUI-VEST Group	0.00% - 1.50%	$74	$606	$2,535	$113	$3,328
	1.51% - 2.50%	337	—	—	—	337
	Greater than 2.50%	5,660	—	—	—	5,660
	Total	$6,071	$606	$2,535	$113	$9,325

Momentum	0.00% - 1.50%	$—	$11	$245	$47	$303
	1.51% - 2.50%	80	—	—	—	80
	Greater than 2.50%	50	—	4	—	54
	Total	$130	$11	$249	$47	$437

Corporate and Other
Universal Life	0.00% - 1.50%	$—	$—	$—	$6	$6
	1.51% - 2.50%	—	82	280	668	1,030
	Greater than 2.50%	3,091	715	—	—	3,806
	Total	$3,091	$797	$280	$674	$4,842

Variable Universal Life	0.00% - 1.50%	$19	$—	$149	$76	$244
	1.51% - 2.50%	49	234	426	—	709
	Greater than 2.50%	3,714	55	—	—	3,769
	Total	$3,782	$289	$575	$76	$4,722

GMxB Legacy	0.00% - 1.50%	$—	$56	$2	$—	$58
	1.51% - 2.50%	14	—	—	—	14
	Greater than 2.50%	330	—	—	—	330
	Total	$344	$56	$2	$—	$402

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

December 31, 2025
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
( in millions)
Retirement
GMxB Core	0.00% - 1.50%	$—	$10	$138	$—	$148
	1.51% - 2.50%	11	—	—	—	11
	Greater than 2.50%	27	—	—	—	27
	Total	$38	$10	$138	$—	$186

EQUI-VEST Individual	0.00% - 1.50%	$—	$27	$154	$—	$181
	1.51% - 2.50%	11	61	—	—	72
	Greater than 2.50%	1,565	—	—	—	1,565
	Total	$1,576	$88	$154	$—	$1,818

EQUI-VEST Group	0.00% - 1.50%	$1	$927	$2,247	$194	$3,369
	1.51% - 2.50%	339	—	—	—	339
	Greater than 2.50%	5,762	—	—	—	5,762
	Total	$6,102	$927	$2,247	$194	$9,470

Momentum	0.00% - 1.50%	$—	$12	$283	$47	$342
	1.51% - 2.50%	90	—	—	—	90
	Greater than 2.50%	52	—	5	—	57
	Total	$142	$12	$288	$47	$489

Corporate and Other
Universal Life	0.00% - 1.50%	$—	$—	$—	$6	$6
	1.51% - 2.50%	—	83	279	664	1,026
	Greater than 2.50%	3,175	689	—	—	3,864
	Total	$3,175	$772	$279	$670	$4,896

Variable Universal Life	0.00% - 1.50%	$17	$2	$132	$66	$217
	1.51% - 2.50%	39	373	257	—	669
	Greater than 2.50%	3,678	81	—	—	3,759
	Total	$3,734	$456	$389	$66	$4,645

GMxB Legacy	0.00% - 1.50%	$—	$58	$2	$—	$60
	1.51% - 2.50%	16	—	—	—	16
	Greater than 2.50%	351	—	—	—	351
	Total	$367	$58	$2	$—	$427

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Separate Account - Summary
The following table reconciles the Separate Account liabilities to the Separate Account liability balance in the consolidated balance sheets:

	June 30, 2026	December 31, 2025
	(in millions)
Separate Account Reconciliation
Retirement
GMxB Core	$31,314	$30,720
EQUI-VEST Individual	5,004	4,836
Investment Edge	5,655	5,312
EQUI-VEST Group	36,618	33,714
Momentum	5,436	5,174
Corporate and Other
Variable Universal Life	22,066	20,383
GMxB Legacy	28,369	28,209
Other (1)	8,544	8,196
Total	$143,006	$136,544
______________
(1)Primarily reflects Corporate and Other products and Retirement products including Association and Retirement Other.
The following table presents the balances of and changes in Separate Account liabilities:

	Six Months Ended June 30, 2026
	Retirement					Corporate and Other
	GMxB Core	EQUI-VEST Individual	Investment Edge	EQUI-VEST Group	Momentum	VUL	GMxB Legacy
	(in millions)
Balance, beginning of period	$30,720	$4,836	$5,312	$33,714	$5,174	$20,383	$28,209
Premiums and deposits	839	45	1,221	1,327	296	674	92
Policy charges	(255)	(2)	—	(9)	(13)	(294)	(245)
Surrenders and withdrawals	(2,009)	(270)	(341)	(1,557)	(503)	(308)	(1,579)
Benefit payments	(136)	(32)	(25)	(40)	(6)	(122)	(317)
Investment performance (1)	2,099	437	398	3,336	469	1,906	2,318
Net transfers from (to) General Account	56	(10)	(910)	(153)	19	(176)	(6)
Other charges (2)	—	—	—	—	—	3	(103)
Balance, end of period	$31,314	$5,004	$5,655	$36,618	$5,436	$22,066	$28,369

Cash surrender value	$30,479	$4,975	$5,575	$36,293	$5,430	$21,494	$28,179
_____________
(1)Investment performance is reflected net of M&E fees.
(2)Other charges include the Separate Account value novated to Venerable, as described in Note 1 of the Notes to these Consolidated Financial Statements.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2025
	Retirement					Corporate and Other
	GMxB Core	EQUI-VEST Individual	Investment Edge	EQUI-VEST Group	Momentum	VUL	GMxB Legacy
	(in millions)
Balance, beginning of period	$30,411	$4,782	$4,885	$30,546	$4,813	$18,176	$33,199
Premiums and deposits	934	49	901	1,252	330	664	118
Policy charges	(252)	(2)	—	(8)	(12)	(292)	(265)
Surrenders and withdrawals	(1,861)	(237)	(242)	(1,271)	(433)	(350)	(1,499)
Benefit payments	(145)	(36)	(17)	(32)	(5)	(54)	(364)
Investment performance (1)	864	208	247	1,464	308	941	907
Net transfers from (to) General Account	106	(8)	(702)	(237)	7	(117)	(5)
Other charges	—	—	—	—	—	—	(3,816)
Balance, end of period	$30,057	$4,756	$5,072	$31,714	$5,008	$18,968	$28,275

Cash surrender value	$29,218	$4,724	$4,983	$31,412	$5,001	$18,600	$28,071
______________
(1)Investment performance is reflected net of M&E fees.
The following table presents the aggregate fair value of Separate Account assets by major asset category:

	June 30, 2026
	Retirement	Corporate & Other			Total
		Legacy	Life	Other
	(in millions)
Asset Type
Debt securities	$17	$—	$42	$12	$71
Common Stock	655	—	78	1,981	2,714
Mutual Funds	87,432	28,383	22,580	584	138,979
Bonds and Notes	4	—	90	1,148	1,242
Total	$88,108	$28,383	$22,790	$3,725	$143,006

	December 31, 2025
	Retirement	Corporate & Other			Total
		Legacy	Life	Other
	(in millions)
Asset Type
Debt securities	$16	$—	$43	$12	$71
Common Stock	573	—	73	1,863	2,509
Mutual Funds	82,973	28,276	20,870	632	132,751
Bonds and Notes	8	—	91	1,114	1,213
Total	$83,570	$28,276	$21,077	$3,621	$136,544
11)    EMPLOYEE BENEFIT PLANS
Pension Plans
Holdings and Equitable Financial Retirement Plans
Holdings sponsors the MONY Life Retirement Income Security Plan for Employees (the “MONY Plan”) and Equitable Financial sponsors the Equitable Retirement Plan (the “Equitable Financial QP”), both of which were frozen

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
on December 31, 2013, qualified defined benefit plan covering eligible employees and financial professionals. These pension plans are non-contributory, and their benefits are generally based on a cash balance formula and/or, for certain participants, years of service and average earnings over a specified period. Holdings has assumed primary liability for both plans. Equitable Financial remains secondarily liable for its obligations under the Equitable Financial QP and would recognize such liability in the event Holdings does not perform. Holdings and Equitable Financial also sponsor certain nonqualified deferred compensation plans, including the Equitable Excess Retirement Plan, that provide retirement benefits in excess of the amount permitted under the tax law for the qualified plans.
Effective January 1, 2025, Equitable changed how it provides certain retirement-related benefits to its eligible employees and financial professionals. Equitable discontinued the non-elective company contribution to its 401(k) plan but continues to provide a 401(k) matching contribution. Instead of the non-elective 401(k) contribution, eligible employees and financial professionals receive cash balance allocations in the Equitable Financial QP. The Equitable Financial QP is a qualified defined benefit plan that was frozen on December 31, 2013, but was reopened on January 1, 2025 to provide these cash balance allocations. Under the new cash balance feature, each eligible employee will receive monthly pay credits equal to four percent of their eligible monthly pay. Each eligible financial professional will receive pay credits equal to two and a half percent of eligible monthly pay up to the Social Security Wage Base, and then five percent for eligible monthly pay above the Social Security Wage Base up to the qualified plan pay maximum. Balances in these cash balance accounts in the Equitable Financial QP will be credited with interest at six percent from 2025 through 2027. Starting in 2028, the applicable interest crediting rate for these accounts will be based on the 10-year U.S. Treasury Yield (subject to a 6% cap).
Effective December 31, 2025, the MONY Plan was merged into the Equitable Financial QP. The assets and liabilities of the MONY Plan were combined with the Equitable Financial QP, and the Equitable Financial QP will honor all benefits earned under the MONY Plan and will maintain provisions that are substantially similar to the MONY Plan. Benefits earned under the MONY Plan were frozen to future accruals effective December 31, 2013, and will continue to be governed by terms and provisions from the MONY Plan applicable to the accrual and calculation of those benefits. Any benefit accruals attributable to service with Equitable will be governed by the terms of the Equitable Financial QP.
Net Periodic Pension Expense
Components of net periodic pension expense for the Company’s plans were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Service cost	$8	$7	$16	$15
Interest cost	27	28	55	56
Expected return on assets	(32)	(33)	(65)	(67)
Prior period service cost amortization	—	—	(1)	(1)
Net amortization	14	11	29	23
Impact of settlement (1)	—	—	—	21
Net periodic pension expense	$17	$13	$34	$47
_____________
(1)During the six months ended June 30, 2025, AB settled all future obligations under their defined benefits retirement plan and transferred the remaining benefit obligations to a qualified third party insurance provider under a group annuity contract, and as a result recognized an initial non-cash settlement of approximately $21 million. The plan was formally terminated and the trust was closed effective September 30, 2025.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
12)    INCOME TAXES
Income tax expense for the three and six months ended June 30, 2026 and 2025, was computed using an estimated annual effective tax rate (“ETR”), with discrete items recognized in the period in which they occur. The estimated ETR is revised, as necessary, at the end of successive interim reporting periods.
In 2022, the Company established a valuation allowance against its deferred tax asset related to unrealized capital losses in the available for sale securities portfolio. In 2023, management took actions to increase its available liquidity so that the Company has the ability and intent to hold the majority of securities in its available for sale portfolio to recovery. For liquidity and other purposes, the Company maintains a smaller pool of securities that it does not intend to hold to recovery. The Company maintains a valuation allowance against the deferred tax asset on available for sale securities that will not be held to recovery. Adjustments to the valuation allowance due to changes in the portfolio’s unrealized capital loss are recorded in OCI. Adjustments to the valuation allowance due to new facts or evidence are recorded in net income.
In the third quarter of 2025, the Company realized losses from the liquidity pool primarily due to the RGA Reinsurance Transaction, resulting in a deferred tax asset for realized capital losses. The valuation allowance against unrealized losses in OCI was reduced and a valuation allowance of $176 million was established against the realized losses through net income.
For the three and six months ended June 30, 2026, the Company recorded increases to the valuation allowance of $5 million and $9 million, respectively, in OCI. For the three and six months ended June 30, 2026, there were no changes to the valuation allowance through net income. As of June 30, 2026, a valuation allowance of $210 million remains against deferred tax assets that are not more-likely-than-not to be realized.
The Company uses the aggregate portfolio approach related to the stranded or disproportionate income tax effects in accumulated other comprehensive income related to available for sale securities. Under this approach, the disproportionate tax effect remains intact as long as the investment portfolio remains.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
13)    EQUITY
Preferred Stock
Preferred stock authorized, issued and outstanding was as follows:

	June 30, 2026			December 31, 2025
Series	Shares Authorized	Shares Issued	Shares Outstanding	Shares Authorized	Shares Issued	Shares Outstanding
Series A	32,000	32,000	32,000	32,000	32,000	32,000
Series B	20,000	—	—	20,000	—	—
Series C	12,000	12,000	12,000	12,000	12,000	12,000
Total	64,000	44,000	44,000	64,000	44,000	44,000

On April 11, 2025, Holdings redeemed and retired $279 million of Series B Preferred Stock using proceeds from our Junior Subordinated Debt issuance. On September 30, 2025, Holdings redeemed the remaining $165 million of Series B Preferred Stock.
Dividends declared per share were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Series A dividends declared	$328	$328	$656	$656
Series B dividends declared	$—	$619	$—	$619
Series C dividends declared	$269	$269	$538	$538
Common Stock
Dividends declared per share of common stock were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Dividends declared	$0.30	$0.27	$0.57	$0.51

Share Repurchase
On September 9, 2025, the Company’s Board of Directors approved an additional $500 million under Holdings’ share repurchase program. On February 11, 2026, the Company’s Board of Directors approved an additional $1.0 billion share repurchase program. Under this program, the Company may, from time to time purchase shares of its common stock through various means. The Company may choose to suspend or discontinue the repurchase program at any time. The repurchase program does not obligate the Company to purchase any particular number of shares. As of June 30, 2026, Holdings had authorized capacity of approximately $1.5 billion remaining in its share repurchase program.
Holdings repurchased a total of 8.7 million and 11.8 million shares of its common stock at an average price of $42.30 and $43.43 through open market repurchases, ASRs and privately negotiated transactions for the three and six months ended June 30, 2026, respectively, and repurchased a total of 4.8 million and 9.8 million shares of its common stock at an average price of $51.71 and $50.79 through open market repurchases, ASRs and privately negotiated transactions for the three and six months ended June 30, 2025, respectively.
During the three and six months ended June 30, 2026, Holdings repurchased 8.7 million and 9.7 million shares of its common stock through open market repurchases. During the three and six months ended June 30, 2025, Holdings repurchased 2.4 million and 4.7 million shares of its common stock through open market repurchases.
In December 2025, Holdings established an obligation to enter into an ASR with a third-party financial institution to repurchase an aggregate of $100 million of Holdings’ common stock. Pursuant to the ASR, on January 6, 2026, Holdings made a pre-payment of $100 million and received initial delivery of 1.7 million shares. The ASR terminated in January 2026, at which time an additional 446,241 shares of common stock were received.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Accumulated Other Comprehensive Income (Loss)
AOCI represents cumulative gains (losses) on items that are not reflected in net income (loss). The balances as of June 30, 2026 and December 31, 2025, follow:

	June 30, 2026	December 31, 2025
	(in millions)
Unrealized gains (losses) on investments	$(5,472)	$(4,722)
Market risk benefits - instrument-specific credit risk component	(722)	(1,166)
Liability for future policy benefits - current discount rate component	279	204
Defined benefit pension plans	(514)	(563)
Foreign currency translation adjustments	(63)	(58)
Total accumulated other comprehensive income (loss)	(6,492)	(6,305)
Less: Accumulated other comprehensive income (loss) attributable to noncontrolling interest	(27)	(25)
Accumulated other comprehensive income (loss) attributable to Holdings	$(6,465)	$(6,280)

The components of OCI, net of taxes for the three and six months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Change in net unrealized gains (losses) on investments:
Net unrealized gains (losses) arising during the period	$(9)	$335	$(722)	$993
(Gains) losses reclassified into net income (loss) during the period (1)	18	28	34	34
Net unrealized gains (losses) on investments	9	363	(688)	1,027
Adjustments for policyholders’ liabilities, DAC, insurance liability loss recognition and other	(15)	(54)	47	(109)
Change in unrealized gains (losses), net of adjustments (net of deferred income tax expense (benefit) of $4, $124, $(160) and $297)	(6)	309	(641)	918
Change in LFPB discount rate and MRB credit risk, net of tax
Market risk benefits - changes in instrument-specific credit risk (net of deferred income tax expense (benefit) of $(45), $(45), $93 and $110)	(170)	(170)	351	414
Liability for future policy benefits - changes in current discount rate (net of deferred income tax expense (benefit) of $0, $(8) $16 and $(25))	(1)	(29)	59	(92)
Change in defined benefit plans:
Reclassification to Net income (loss) of amortization of net prior service credit included in net periodic cost	11	9	49	26
Change in defined benefit plans (net of deferred income tax expense (benefit) of $(3), $(3), $(13) and $(1))	11	9	49	26
Foreign currency translation adjustments:
Foreign currency translation gains (losses) arising during the period	1	26	(5)	37
Foreign currency translation adjustment	1	26	(5)	37
Total other comprehensive income (loss), net of income taxes	(165)	145	(187)	1,303
Less: Other comprehensive income (loss) attributable to noncontrolling interest	—	10	(2)	23
Other comprehensive income (loss) attributable to Holdings	$(165)	$135	$(185)	$1,280
______________
(1)See “Reclassification adjustment” in Note 3 of the Notes to these Consolidated Financial Statements. Reclassification amounts presented net of income tax expense (benefit) of $(5) million, $(7) million, $(9) million and $(9) million for the three and six months ended June 30, 2026 and 2025, respectively.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
Investment gains and losses reclassified from AOCI to net income (loss) primarily consist of realized gains (losses) on sales and credit losses of AFS securities and are included in total investment gains (losses), net on the consolidated statements of income (loss). Amounts reclassified from AOCI to net income (loss) as related to defined benefit plans primarily consist of amortization of net (gains) losses and net prior service cost (credit) recognized as a component of net periodic cost and reported in compensation and benefits in the consolidated statements of income (loss). Amounts presented in the table above are net of tax.
14)    REDEEMABLE NONCONTROLLING INTEREST
The changes in the components of redeemable noncontrolling interests were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Balance, beginning of period	$390	$289	$322	$125
Net earnings (loss) attributable to redeemable noncontrolling interests	18	(2)	34	1
Deconsolidated funds	—	—	(26)	—
Purchase/change of redeemable noncontrolling interests	(43)	71	35	232
Balance, end of period	$365	$358	$365	$358
15)    COMMITMENTS AND CONTINGENT LIABILITIES
Litigation and Regulatory Matters
Litigation, regulatory and other loss contingencies arise in the ordinary course of the Company’s activities as a diversified financial services firm. The Company is a defendant in a number of litigation matters arising from the conduct of its business. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Modern pleading practice permits considerable variation in the assertion of monetary damages and other relief. Claimants are not always required to specify the monetary damages they seek, or they may be required only to state an amount sufficient to meet a court’s jurisdictional requirements. Moreover, some jurisdictions allow claimants to allege monetary damages that far exceed any reasonably possible verdict. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim often bears little relevance to the merits or potential value of a claim. Litigation against the Company includes a variety of claims including, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters.
The outcome of a litigation or regulatory matter is difficult to predict, and the amount or range of potential losses associated with these or other loss contingencies requires significant management judgment. It is not possible to predict the ultimate outcome or to provide reasonably possible losses or ranges of losses for all pending regulatory matters, litigation and other loss contingencies. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known, management believes that neither the outcome of pending litigation and regulatory matters, nor potential liabilities associated with other loss contingencies, are likely to have such an effect. However, given the large and indeterminate amounts sought in certain litigation and the inherent unpredictability of all such matters, it is possible that an adverse outcome in certain of the Company’s litigation or regulatory matters, or liabilities arising from other loss contingencies, could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued amounts of the reasonably possible range of losses. As of June 30, 2026, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $100 million.
For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.
As with other financial services companies, Equitable Financial periodically receives informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry. It is the practice of the Company to cooperate fully in these matters.
Obligations under Funding Agreements
Pre-Capitalized Trust Securities (“P-Caps”)
In April 2019, pursuant to separate Purchase Agreements among Holdings, Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers, and the Trusts (as defined below), Pine Street Trust I, a Delaware statutory trust (the “2029 Trust”), completed the issuance and sale of 600,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2029 (the “2029 P-Caps”) for an aggregate purchase price of $600 million and Pine Street Trust II, a Delaware statutory trust (the “2049 Trust” and, together with the 2029 Trust, the “Trusts”), completed the issuance and sale of 400,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2049 (the “2049 P-Caps” and, together with the 2029 P-Caps, the “P-Caps”) for an aggregate purchase price of $400 million in each case to qualified institutional buyers in reliance on Rule 144A that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.
In June 2024, the Company exercised its issuance right under the Facility Agreement, dated April 5, 2019 (the “2029 Trust Facility Agreement”) to issue $600 million principal amount of the Company’s 4.572% Senior Notes due 2029 (the “2029 Notes”) in exchange for the portfolio of principal and interest strips of U.S. Treasury securities held by the 2029 Trust (the “2029 Trust Eligible Assets”). Following the Company’s exercise of its issuance right under the 2029 Trust Facility Agreement, the Company: (i) issued $600 million principal amount of the 2029 Notes to the 2029 Trust on June 6, 2024 in exchange for the 2029 Trust Eligible Assets; (ii) waived its right to repurchase the 2029 Notes; and (iii) directed the trustee of the 2029 Trust to dissolve the 2029 Trust in accordance with its declaration of trust and deliver the 2029 Notes to the beneficial holders of the 2029 P-Caps pro rata in respect of each 2029 P-Cap. The 2029 Trust was dissolved on June 11, 2024, and the beneficial holders of the 2029 P-Caps received the 2029 Notes through the facilities of The Depository Trust Company.
In addition, in June 2024, pursuant to the Purchase Agreement among Holdings, TD Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers, and Pine Street Trust III, a Delaware statutory trust ( “2054 Trust”), completed the issuance and sale of 600,000 of its Pre-Capitalized Trust Securities redeemable May 15, 2054 (the “2054 P-Caps”) for an aggregate purchase price of $600 million to qualified institutional buyers in reliance on Rule 144A that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The P-Caps are an off-balance sheet contingent funding arrangement that, upon Holdings’ election, gives Holdings the right over a thirty-year period to issue senior notes to the 2049 Trust and the 2054 Trusts. The Trusts have invested the proceeds from the respective sales of their P-Caps in separate portfolios of principal and/or interest strips of U.S. Treasury securities. In return, Holdings will, in the case of the 2054 Trust, pay, and in the case of the 2049 Trust, continue to pay, a semi-annual facility fee to the 2049 Trust and 2054 Trust calculated at a rate of 2.715% and 1.779% per annum, respectively, which will be applied to the unexercised portion of the contingent funding arrangement and Holdings will reimburse the Trusts for certain expenses. The facility fees are recorded in other operating costs and expenses in the consolidated statements of income (loss).
FHLB
As a member of the FHLB, Equitable Financial and Equitable America have access to collateralized borrowings and may issue funding agreements to the FHLB. Equitable Financial and Equitable America issue short-term and long-term funding agreements to the FHLB and use the funds for asset, liability, and cash management purposes and spread lending purposes.
Entering into FHLB membership, borrowings and funding agreements requires the ownership of FHLB stock and the pledge of assets as collateral. Equitable Financial has purchased FHLB stock of $331 million and pledged collateral with a carrying value of $11.9 billion as of June 30, 2026. Equitable America has purchased FHLB stock of $19 million and pledged collateral with a carrying value of $2.9 billion as of June 30, 2026.
FABN
Under the FABN programs, Equitable Financial and Equitable America may issue funding agreements in U.S. dollar or other foreign currencies, in each case, to a Delaware special purpose statutory trust (the “Trust”) in exchange for the proceeds from issuances of fixed and floating rate medium-term marketable notes issued by the applicable Trust (the “Trust Notes”). The funding agreements have matching interest, maturity and currency payment terms to the applicable Trust Notes. As of June 30, 2026, the maximum aggregate principal amount of Trust Notes permitted to be outstanding at any one time is $10.0 billion for Equitable Financial and $6.0 billion for Equitable America.
FABCP
In May 2023, Equitable Financial and Equitable America established a FABCP program, pursuant to which a SPLLC may issue commercial paper and deposit the proceeds with Equitable Financial or Equitable America pursuant to a funding agreement issued by Equitable Financial or Equitable America to the SPLLC. The current maximum aggregate principal amount permitted to be outstanding at any one time under the FABCP program is $3.0 billion for Equitable Financial and $1.0 billion for Equitable America. As of June 30, 2026, Equitable Financial has $362 million outstanding and Equitable America does not have any outstanding balances under the program, respectively.
Farmer Mac
Equitable Financial has an agreement with the Federal Agricultural Mortgage Corporation and its affiliate Farmer Mac Mortgage Securities Corporation (“Farmer Mac”) pursuant to which the parties may enter into collateralized funding agreements in an aggregate amount of up to $1.5 billion. At June 30, 2026, agricultural mortgage loans with a carrying value of $900 million were pledged as collateral under this funding agreement program.
Guarantees and Other Commitments
The Company provides certain guarantees or commitments to affiliates and others. As of June 30, 2026, these arrangements include commitments by the Company to provide equity financing of $1.1 billion to certain limited partnerships and real estate joint ventures under certain conditions as well as a guarantee of a subsidiary’s performance under a reinsurance arrangement that will no longer be in effect once certain conditions at the subsidiary are met and notice is provided. Management believes the Company will not incur material losses as a result of these commitments.
AB has a guarantee of unpaid obligations of a credit facility agreement that its broker dealer subsidiary of a joint venture, Bernstein Institutional Services, LLC has with SocGen as lender. Effective January 1, 2026, the credit facility was terminated.
The Company has $17 million of undrawn letters of credit related to reinsurance as of June 30, 2026. The Company has $668 million of commitments under existing mortgage loan agreements as of June 30, 2026.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The Company is the obligor under certain structured settlement agreements it had entered into with unaffiliated insurance companies and beneficiaries. To satisfy its obligations under these agreements, the Company owns single premium annuities issued by previously wholly-owned life insurance subsidiaries. The Company has directed payment under these annuities to be made directly to the beneficiaries under the structured settlement agreements. A contingent liability exists with respect to these agreements should the previously wholly-owned subsidiaries be unable to meet their obligations. Management believes the need for the Company to satisfy those obligations is remote.
16)    BUSINESS SEGMENT INFORMATION
Effective July 1, 2025, our financial reporting presentation was revised to reflect the reorganization of the Company’s reportable segments to reflect how the Company’s chief operating decision maker now makes operating decisions and assesses performance. We now have three reportable segments: Retirement, Asset Management and Wealth Management. Prior period results have been revised in connection with updates to our reportable segments.
These segments reflect the manner by which the Company’s chief operating decision maker (“CODM”) views and manages the business. A brief description of these segments follows:
•The Retirement segment offers a diverse suite of retirement solutions to individual and institutional clients. Our primary offerings include individual and group annuities, retirement savings plans, and institutional savings products, which we distribute through both proprietary and third-party distribution. Results for our spread lending business are also primarily reported within the Retirement segment.
•The Asset Management segment provides diversified investment management and related solutions globally to a broad range of clients through three main client channels - Institutional, Retail and Private Wealth.
•The Wealth Management segment offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, life insurance, and annuity products through Equitable Advisors.
The CODM is the President and Chief Executive Officer of Holdings. The CODM evaluates the reported measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. Significant segment expenses are part of the CODM review and are critically important to understand the level of profitability of operating segments but also the overall company performance. This assessment will inform the way the allocation of resources will be done among the different operating segments.
Measurement
Operating earnings (loss) is the financial measure which primarily focuses on the Company’s segments’ results of operations as well as the underlying profitability of the Company’s core business. By excluding items that can be distortive and unpredictable such as investment gains (losses) and investment income (loss) from derivative instruments, the Company believes operating earnings (loss) by segment enhances the understanding of the Company’s underlying drivers of profitability and trends in the Company’s segments.
Operating earnings is calculated by adjusting each segment’s net income (loss) attributable to Holdings for the following items:
•Items related to variable annuity product features, which include: (i) changes in the fair value of MRB and purchased MRB, including the related attributed fees and claims, offset by derivatives and other securities used to hedge the MRB which result in residual net income volatility as the change in fair value of certain securities is reflected in OCI and due to our statutory capital hedge program; and (ii) market adjustments to deposit asset or liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk;
•Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;
•Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
•Other adjustments, which primarily include restructuring costs related to severance and separation, lease write-offs related to non-recurring restructuring activities, net derivative gains (losses) on certain Non-GMxB derivatives, Net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments, unrealized gain/losses and realized capital gains/losses from sales or disposals of select securities, certain legal accruals; a bespoke deal to repurchase UL policies from one entity that had invested in numerous policies purchased in the life settlement market, which disposed of the risk of additional COI litigation by that entity related to those UL policies, impact of the annual actuarial assumption updates attributable to LFPB when the majority of the impact relates to the non-core business; and
•Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and changes to the deferred tax valuation allowance.
The General Account investment portfolio is used to support the insurance and annuity liabilities generated by our businesses.
In the third quarter of 2025, the Company updated its net investment income (“NII”) segment reporting to better align with our GAAP segments, as well as the reporting of our spread lending programs' income and expenses. Previously, direct and allocated segment NII were recorded based on assets tied to statutory asset tagging and net statutory liabilities for allocation. To better align with our GAAP segments, the Company changed the recording methodology for direct NII. It is now based on the book yields of assets tied to specific segments, considering General Account values plus reserves, net of embedded derivatives. Indirect NII, which was previously allocated based on net statutory liabilities, is now allocated based on General Account values and reserves, net of embedded derivatives. Additionally, revenues and expenses from our spread lending programs are now primarily recorded within the Retirement segment. Previously, spread lending revenues and expenses were recorded in Corporate and Other, with the excess of revenues over expenses allocated to the insurance segments based on net statutory liabilities. Prior periods have been revised to reflect these changes.
Revenues derived from any customer did not exceed 10% of revenues for the three and six months ended June 30, 2026 and 2025.
The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.
The table below presents operating earnings (loss) by segment and Corporate and Other (C&O):

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Three Months Ended June 30, 2026
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$1,748	$1,134	$544	$548	$(247)	$3,727

Benefits and other deductions
Policyholders’ benefits	79	—	—	356	—	435
Interest credited to policyholders’ account balances	774	—	—	54	—	828
Commissions and distribution related payments	176	194	353	74	(235)	562
Amortization of deferred policy acquisition costs	164	—	—	50	—	214
Compensation and benefits	20	463	85	47	—	615
Interest expense and financing fees	—	7	—	58	(4)	61
Significant segment expenses	1,213	664	438	639	(239)	2,715
Other segment items (1)	83	186	27	61	(8)	349
Income taxes	(50)	(36)	(16)	18	—	(84)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	90	—	1	—	91
Operating earnings (loss)	$402	$158	$63	$(135)	$—	$488
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in the Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

	Three Months Ended June 30, 2025
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$1,491	$1,094	$469	$977	$(230)	$3,801

Benefits and other deductions
Policyholders’ benefits	76	—	—	711	—	787
Interest credited to policyholders’ account balances	632	—	—	173	—	805
Commissions and distribution related payments	145	197	296	72	(222)	488
Amortization of deferred policy acquisition costs	143	—	—	50	—	193
Compensation and benefits	15	429	82	43	—	569
Interest expense and financing fees	—	9	—	69	(6)	72
Significant segment expenses	1,011	635	378	1,118	(228)	2,914
Other segment items (1)	56	196	23	85	(2)	358
Income taxes	(70)	(48)	(18)	44	—	(92)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	84	—	1	—	85
Operating earnings (loss)	$354	$131	$50	$(183)	$—	$352
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in the Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued

	Six Months Ended June 30, 2026
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$3,427	$2,248	$1,085	$1,073	$(493)	$7,340

Benefits and other deductions
Policyholders’ benefits	149	—	—	671	—	820
Interest credited to policyholders’ account balances	1,511	—	—	105	—	1,616
Commissions and distribution related payments	347	391	701	152	(473)	1,118
Amortization of deferred policy acquisition costs	324	—	—	99	—	423
Compensation and benefits	38	888	178	79	—	1,183
Interest expense and financing fees	—	14	—	124	(9)	129
Significant segment expenses	2,369	1,293	879	1,230	(482)	5,289
Other segment items (1)	156	393	55	127	(11)	720
Income taxes	(104)	(85)	(33)	33	—	(189)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	179	—	3	—	182
Operating earnings (loss)	$798	$298	$118	$(254)	$—	$960
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in the Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

	Six Months Ended June 30, 2025
	Retirement	Asset Management	Wealth Management	Corporate & Other	Eliminations	Total
	(in millions)
Segment revenues	$2,946	$2,182	$931	$1,986	$(460)	$7,585

Benefits and other deductions
Policyholders’ benefits	168	—	—	1,378	—	1,546
Interest credited to policyholders’ account balances	1,162	—	—	306	—	1,468
Commissions and distribution related payments	287	398	589	155	(440)	989
Amortization of deferred policy acquisition costs	282	—	—	99	—	381
Compensation and benefits	46	851	164	100	—	1,161
Interest expense and financing fees	—	16	—	124	(10)	130
Significant segment expenses	1,945	1,265	753	2,162	(450)	5,675
Other segment items (1)	128	381	50	200	(10)	749
Income taxes	(139)	(89)	(33)	67	—	(194)
Less: Operating (earnings) loss attributable to the noncontrolling interest	—	190	—	4	—	194
Operating earnings (loss)	$734	$257	$95	$(313)	$—	$773
_____________
(1)Other segment items include Remeasurement for liability for future policy benefits and Other operating expenses and costs. Additionally, other segment items reflected in the Asset Management segment is primarily driven by other operating expense and costs related to general and administrative costs and promotion and servicing expenses.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The table below presents a reconciliation to net income (loss) attributable to Holdings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Net income (loss) attributable to Holdings	$(453)	$(349)	$168	$(286)
Adjustments related to:
Variable annuity product (1)	1,522	934	1,136	1,145
Investment (gains) losses	65	71	94	85
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	14	11	28	22
Other adjustments (2)	(430)	(137)	(282)	68
Income tax expense (benefit) related to above adjustments	(246)	(185)	(205)	(277)
Non-recurring tax items	16	7	21	16
Operating earnings (loss)	$488	$352	$960	$773
_____________
(1)As a result of the novation of certain Legacy VA policies completed during the first quarter of 2025, the Company recorded a loss of $499 million in pre-tax net income and an increase of $263 million in pre-tax AOCI, for a total impact loss of $236 million for the six months ended June 30, 2025.
(2)Includes a loss of $176 million and $322 million on Non-VA derivatives for the three and six months ended June 30, 2026 and includes a gain of $198 million and $33 million for the three and six months ended June 30, 2025, respectively. Also includes $14 million of expense related to a disputed billing practice of an AB third-party service provider for the three and six months ended June 30, 2025, respectively.
Segment revenues is a measure of the Company’s revenue by segment as adjusted to exclude certain items. The following table reconciles segment revenues to total revenues by excluding the following items:
•Items related to variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features and changes in the fair value of the embedded derivatives reflected within the net derivative results of variable annuity product features;
•Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;
•Other adjustments, which primarily includes net derivative gains (losses) on certain Non-GMxB derivatives and Net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments and unrealized gain/losses associated with equity securities.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The table below presents revenues by segment and C&O:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions)
Segment revenues:
Retirement (1)	$1,748	$1,491	$3,427	$2,946
Asset Management (2)	1,134	1,094	2,248	2,182
Wealth Management (3)	544	469	1,085	931
Corporate and Other (1)	548	977	1,073	1,986
Eliminations	(247)	(230)	(493)	(460)

Adjustments related to:
Variable annuity product features, excluding change in MRBs	(2,437)	(1,549)	(1,811)	(574)
Investment gains (losses), net	(65)	(71)	(94)	(85)
Other adjustments to segment revenues	433	181	453	12
Total revenues	$1,658	$2,362	$5,888	$6,938
______________
(1)Includes investment expenses charged by AB of $41 million and $84 million for the three and six months ended June 30, 2026, respectively,and $42 million and $76 million for the three and six months ended June 30, 2025, respectively, for services provided to the Company.
(2)Inter-segment investment management and other fees of $48 million and $95 million for the three and six months ended June 30, 2026, respectively,and $44 million and $86 million for the three and six months ended June 30, 2025, respectively, are included in segment revenues of the Asset Management segment.
(3)Inter-segment distribution fees of $235 million and $473 million for the three and six months ended June 30, 2026, respectively,and $222 million and $440 million for the three and six months ended June 30, 2025, respectively, are included in segment revenues of the Wealth Management segment.
Total assets by segment were as follows:

	June 30, 2026	December 31, 2025
	(in millions)
Total assets by segment:
Retirement	$209,695	$196,794
Asset Management	10,343	10,386
Wealth Management	273	183
Corporate and Other	114,346	110,627
Total assets	$334,657	$317,990

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
17)    INSURANCE STATUTORY FINANCIAL INFORMATION
Prescribed and Permitted Accounting Practices
As of June 30, 2026, the following five prescribed and permitted practices resulted in net income (loss) and capital and surplus that is different from the statutory surplus that would have been reported had NAIC statutory accounting practices been applied.
Equitable Financial was granted a permitted practice by the NYDFS to apply SSAP 108, Derivatives Hedging Variable Annuity Guarantees on a retroactive basis from January 1, 2021 through June 30, 2021, after reflecting the impacts of our reinsurance transaction with Venerable. The permitted practice was amended to also permit Equitable Financial to adopt SSAP 108 prospectively as of July 1, 2021 and to consider the impact of both the interest rate derivatives and the General Account assets used to fully hedge the interest rate risk inherent in its variable annuity guarantees when determining the amount of the deferred asset or liability under SSAP 108. Application of the permitted practice partially mitigates the New York Insurance Regulation 213 (“Reg 213”) impact of the Venerable transaction on Equitable Financial’s statutory capital and surplus and enables Equitable Financial to more effectively neutralize the impact of interest rates on its statutory surplus and to better align with our economic hedging program. The impact of applying this permitted practice relative to SSAP 108 as written was a decrease of approximately $239 million in statutory special surplus funds as of June 30, 2026. The reinsurance treaty reduced the amount of interest rate hedging needed at Equitable Financial going forward, affecting future deferrals, but leaves our historical SSAP 108 deferred amounts unchanged. The permitted practice also reset Equitable Financial’s unassigned surplus to zero as of June 30, 2021 to reflect the transformative nature of the Venerable transaction.
The Manual has been adopted as a component of prescribed or permitted practices by the State of New York. However, Reg 213 adopted in May of 2019 and as amended in February 2020 and March 2021, differs from the NAIC variable annuity reserve and capital framework. Reg 213 requires Equitable Financial to carry statutory basis reserves for its variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that in current market conditions imposes more conservative reserving requirements for variable annuity contracts than the NAIC standard.
The impact of the application of Reg 213 was a decrease of approximately $96 million in statutory surplus as of June 30, 2026, compared to statutory surplus under the NAIC variable annuity framework. Our hedging program is designed to hedge the economics of our insurance liabilities and largely offsets Reg 213 and NAIC framework reserve movements due to interest rates and equities. The NYDFS allows domestic insurance companies a five year phase-in provision for Reg 213 reserves. As of September 30, 2022, Equitable Financial’s Reg 213 reserves were 100% phased-in. As of June 30, 2026, given the prevailing market conditions and business mix, there are $83 million Reg 213 redundant reserves over the US RBC CTE 98 TAR.
During the fourth quarter of 2020, Equitable Financial received approval from NYDFS for its proposed amended Plan of Operation for Separate Account No. 68 (“SA 68”) for our SCS product and Separate Account No. 69 (“SA 69”) for our EQUI-VEST product Structured Investment Option, to change the accounting basis of these two non-insulated Separate Accounts from fair value to book value in accordance with Section 1414 of the Insurance Law to align with how we manage and measure our overall General Account asset portfolio. In order to facilitate this change and comply with Section 4240(a)(10), the Company also sought approval to amend the Plans to remove the requirement to comply with Section 4240(a)(5)(iii) and substitute it with a commitment to comply with Section 4240(a)(5)(i). Similarly, the Company updated the reserves section of each Plan to reflect the fact that Regulation 128 would no longer be applicable upon the change in accounting basis. We applied this change effective January 1, 2021. The impact of the application is an increase of approximately $742 million in statutory surplus as of June 30, 2026.
During 2022, Equitable America received approval from the Arizona Department of Insurance and Financial Institutions pursuant to A.R.S. 20-515 for Separate Account No. 68A (“SA 68A”) for our SCS product, Separate Account No. 69A (“SA 69A”) for our EQUI-VEST product Structured Investment Option and Separate Account No. 71A (“SA 71A”) for our Investment Edge Structured Investment Option, to permit us to use book value as the accounting basis of these three non-insulated Separate Accounts instead of fair value in accordance with the Manual to align with how we manage and measure our overall General Account asset portfolio. The impact of the application is a decrease of approximately $366 million in statutory surplus as of June 30, 2026.

EQUITABLE HOLDINGS, INC.
Notes to Consolidated Financial Statements (Unaudited), Continued
The Arizona Department of Insurance and Financial Institutions granted to Equitable America a permitted practice to deviate from SSAP No. 108 by applying special accounting treatment for specific derivatives hedging variable annuity benefits subject to fluctuations as a result of interest rate sensitivities. The permitted practice expands on SSAP No. 108 hedge accounting to include equity risks for the full scope of Variable Annuity (VA) contracts (i.e., not just the rider guarantees but for the VA total contract). The permitted practice allows Equitable America to adopt SSAP 108 retroactively from October 1, 2023 and applies to both directly held VA hedges as well as VA hedges in the Equitable America funds withheld asset that resulted from the reinsurance treaty. In the calculation of the amount of excess VA equity and interest rate derivative hedging gains/losses to defer (including Net investment income on our Equity Total Return Swaps), the permitted practice allows us to compare our total equity and interest derivatives gains and losses to 100% of our target liability change. Any hedge gain or loss deferrals will follow SSAP No. 108 amortization rules (i.e. 10-year straight line). The impact of applying this revised permitted practice relative to SSAP 108 was an increase of approximately $1.4 billion in statutory special surplus funds as of June 30, 2026.
18)    EARNINGS PER COMMON SHARE
The following table presents a reconciliation of net income (loss) and weighted-average common shares used in calculating basic and diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Weighted-average common shares outstanding:
Weighted-average common shares outstanding — basic	278.3	303.2	279.8	305.5
Effect of dilutive potential common shares:
Employee share awards (1)	—	—	1.8	—
Weighted-average common shares outstanding — diluted	278.3	303.2	281.6	305.5

Net income (loss):
Net income (loss)	$(353)	$(283)	$378	$(133)
Less: Net income (loss) attributable to the noncontrolling interest	100	66	210	153
Net income (loss) attributable to Holdings	(453)	(349)	168	(286)
Less: Preferred stock dividends	13	18	27	32
Net income (loss) available to Holdings’ common shareholders	$(466)	$(367)	$141	$(318)

Earnings per common share:
Basic	$(1.68)	$(1.21)	$0.50	$(1.04)
Diluted	$(1.68)	$(1.21)	$0.50	$(1.04)
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(1)Calculated using the treasury stock method.
For the three and six months ended June 30, 2026 and 2025, 2.5 million, 1.2 million, 5.0 million and 5.5 million respectively, of outstanding stock awards were not included in the computation of diluted EPS because their effect was anti-dilutive.